Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

among

TRANSOCEAN INC.,

a company organized under the laws of the Cayman Islands,

TRANSOCEAN LTD.,

a Swiss corporation

and

TRANSOCEAN CAYMAN LTD.,

a company organized under the laws of the Cayman Islands

Dated as of October 9, 2008

ARTICLE I THE MERGER BY WAY OF SCHEME OF ARRANGEMENT
Section 1.1 The Merger
Section 1.2 Scheme of Arrangement; Effective Time
ARTICLE II CHARTER DOCUMENTS, DIRECTORS AND OFFICERS OF THE SURVIVING ENTITY AND TRANSOCEAN-SWITZERLAND
Section 2.1 Memorandum of Association of Surviving Entity
Section 2.2 Articles of Association of Surviving Entity
Section 2.3 Directors of Surviving Entity
Section 2.4 Officers of Surviving Entity
Section 2.5 Articles of Association of Transocean-Switzerland
Section 2.6 Organizational Regulations of Transocean-Switzerland
Section 2.7 Directors of Transocean-Switzerland
Section 2.8 Officers of Transocean-Switzerland
ARTICLE III EXCHANGE AND ISSUANCE OF SHARES
Section 3.1 Exchange of Shares and Issuance of Shares in the Merger
Section 3.2 No Appraisal Rights
Section 3.3 Warrants
Section 3.4 Convertible Notes
ARTICLE IV EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS
Section 4.1 Effect of the Merger on Employee Benefit and Compensation Plans and Agreements
ARTICLE V CONDITIONS PRECEDENT
Section 5.1 Conditions To Each Party’s Obligation To Effect The Merger
ARTICLE VI TERMINATION, AMENDMENT AND WAIVER
Section 6.1 Termination
Section 6.2 Effect of Termination
Section 6.3 Amendment
Section 6.4 Waiver
ARTICLE VII COVENANTS
Section 7.1 Rule 16b-3 Approval
Section 7.2 Indemnification
Section 7.3 Agreements of Rule 145 Affiliates
Section 7.4 Guarantees
Section 7.5 Transocean-Acquisition.
Section 7.6 Entity Classification Elections
ARTICLE VIII GENERAL PROVISIONS
Section 8.1 Assignment; Binding Effect; Benefit
Section 8.2 Entire Agreement
Section 8.3 Governing Law
Section 8.4 Counterparts
Section 8.5 Headings
Section 8.6 Severability

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AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of October 9, 2008 among Transocean Inc., a company organized under the laws of the Cayman Islands (“Transocean-Cayman”), Transocean Ltd., a Swiss corporation and a direct, wholly-owned subsidiary of Transocean-Cayman (“Transocean-Switzerland”), and Transocean Cayman Ltd., a company organized under the laws of the Cayman Islands and a direct, wholly-owned subsidiary of Transocean-Switzerland (“Transocean-Acquisition”).

R E C I T A L S

WHEREAS, the Boards of Directors of each of Transocean-Cayman, Transocean-Switzerland and Transocean-Acquisition have determined that it is in the best interests of their respective shareholders to enter into a transaction (the “Merger”) by way of schemes of arrangement under Section 86 of the Companies Law (2007 Revision) of the Cayman Islands (the “Companies Law”) whereby Transocean-Switzerland will become the parent holding company of Transocean-Cayman as a result of the merger of Transocean-Acquisition with Transocean-Cayman, with Transocean-Cayman as the surviving company, and the issuance of shares of Transocean-Switzerland to the holders of Transocean-Cayman ordinary shares outstanding immediately prior to the Effective Time (as defined below);

WHEREAS, the Boards of Directors of each of Transocean-Cayman, Transocean-Switzerland and Transocean-Acquisition have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, whereby each outstanding ordinary share, par value $0.01 per share, of Transocean-Cayman (a “Transocean-Cayman Share”), will be exchanged for one share, par value 30.00 Swiss francs per share, of Transocean-Switzerland (a “Transocean-Switzerland Share”);

WHEREAS, the Merger requires the affirmative vote of a majority in number of the holders of Transocean-Cayman Shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the Transocean-Cayman Shares present and voting on the proposal, whether in person or by proxy; and

WHEREAS, the Merger and the Surviving Entity Election (as defined below) contemplated by this Agreement are intended to qualify as a reorganization under section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder (the “U.S. Treasury Regulations”), and this Agreement is intended to constitute a plan of reorganization within the meaning of Section 368 of the Code and U.S. Treasury Regulations;

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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ARTICLE I

THE MERGER BY WAY OF SCHEMES OF ARRANGEMENT

Section 1.1      The Merger. In the Merger, as a result of the operation of the Companies Law and the schemes of arrangement described in Section 1.2, and simultaneously at the Effective Time, all of the assets, undertaking and liabilities of Transocean-Acquisition will, in accordance with Section 87 of the Companies Law, become the assets, undertaking and liabilities of Transocean-Cayman, and Transocean-Acquisition will cease its separate legal existence for all purposes. Transocean-Cayman shall be the surviving entity following the Merger (sometimes hereinafter referred to as the “Surviving Entity”), becoming a direct, wholly-owned subsidiary of Transocean-Switzerland.

Section 1.2      Schemes of Arrangement; Effective Time. As soon as practicable after the date hereof and in accordance with this Agreement, Transocean-Cayman and Transocean-Acquisition will (i) issue petitions seeking the sanction of the Merger and cause applications to be made to the Grand Court of the Cayman Islands (the “Court”) requesting the Court to summon such meetings of the holders of the Transocean-Cayman Shares and the holder of the ordinary shares of Transocean-Acquisition as the Court may direct, (ii) convene such meetings to obtain the approval required under Section 86(2) of the Companies Law and, subject to such approval being obtained, (iii) seek the sanction of the Merger pursuant to Section 86 of the Companies Law on the hearing of the petitions and file such other documents as are required to be duly filed with the Court to effect the Merger. As soon as practicable after the date of this Agreement and in accordance with this Agreement, Transocean-Cayman and Transocean-Acquisition will take any and all actions necessary to effect the Merger. Transocean-Switzerland shall undertake to the Court that, at or promptly after the Effective Time, it shall issue, subject to the provisions of this Agreement, the Transocean-Switzerland Shares pursuant to Section 3.1(b). As soon as practicable following the satisfaction or waiver (subject to applicable laws) of the conditions set forth in this Agreement, if this Agreement is not terminated prior thereto as provided in Section 6.1, Transocean-Cayman and Transocean-Acquisition shall cause the orders of the Court sanctioning the Merger pursuant to Section 86 of the Companies Law and making such facilitating orders as are appropriate pursuant to Section 87(2) of the Companies Law (the “Court Orders”) to be filed with the Registrar of Companies of the Cayman Islands. The Merger shall become effective at the time of the filing of the Court Orders (the “Effective Time”).

ARTICLE II

CHARTER DOCUMENTS,

DIRECTORS AND OFFICERS OF

THE SURVIVING ENTITY AND TRANSOCEAN-SWITZERLAND

Section 2.1      Memorandum of Association of Surviving Entity. The Memorandum of Association of the Surviving Entity as of the Effective Time shall be as set forth in Exhibit A attached hereto.

Section 2.2      Articles of Association of Surviving Entity. The Articles of Association of the Surviving Entity as of the Effective Time shall be as set forth in Exhibit B attached hereto.

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Section 2.3      Directors of Surviving Entity. The directors of Transocean-Acquisition immediately prior to the Effective Time shall be the directors of the Surviving Entity from and after the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 2.4      Officers of Surviving Entity. The officers of Transocean-Acquisition immediately prior to the Effective Time shall be the officers of the Surviving Entity from and after the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 2.5      Articles of Association of Transocean-Switzerland. The Articles of Association of Transocean-Switzerland shall be amended and restated as set forth in Exhibit C attached hereto.

Section 2.6      Organizational Regulations of Transocean-Switzerland. The Organizational Regulations of Transocean-Switzerland shall be as set forth in Exhibit D attached hereto.

Section 2.7      Directors of Transocean-Switzerland. The directors of Transocean-Cayman immediately prior to the Effective Time shall be the directors of Transocean-Switzerland from and after the Effective Time, with such persons being allocated to each of the three classes into which the Board of Directors of Transocean-Switzerland is divided in accordance with Transocean-Switzerland’s Articles of Association so that the membership of such classes corresponds with the membership of the classes into which the Board of Directors of Transocean-Cayman was divided in accordance with Transocean-Cayman’s Articles of Association, until the earlier of their death, resignation or removal.

Section 2.8      Officers of Transocean-Switzerland. The officers of Transocean-Cayman immediately prior to the Effective Time shall be the officers of Transocean-Switzerland from and after the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE III

EXCHANGE AND ISSUANCE OF SHARES

Section 3.1	Exchange of Shares and Issuance of Shares in the Merger.

(a)       At the Effective Time, by virtue of the Merger, each holder of Transocean-Cayman Shares outstanding immediately prior to the Effective Time shall have the right to receive one validly issued, fully paid and non-assessable Transocean-Switzerland Share in exchange for each Transocean-Cayman Share. Each such Transocean-Cayman Share shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of Transocean-Cayman Shares shall thereafter cease to have any rights with respect to such Transocean-Cayman Shares, except the right to receive, without interest, Transocean-Switzerland Shares in accordance with this Section 3.1 and any unpaid dividends and distributions on Transocean-Cayman Shares in accordance with Section 3.1(d).

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(b)       At the Effective Time, upon cancellation of the Transocean-Cayman Shares in accordance with Section 3.1(a), Transocean-Cayman shall issue to Transocean-Switzerland validly issued, fully paid and non-assessable ordinary shares, par value $0.01 per share, of Transocean-Cayman with the rights set out in the Memorandum of Association and the Articles of Association as set forth in Exhibit A and Exhibit B, respectively, in a number equal to the number of Transocean-Cayman Shares outstanding immediately prior to the Effective Time (the “New Transocean-Cayman Shares”), and Transocean-Switzerland shall, promptly after the Effective Time, issue validly issued, fully paid and non-assessable Transocean-Switzerland Shares in exchange for the New Transocean-Cayman Shares, whereby:

(i)        a number of Transocean-Switzerland Shares shall be issued to the holders of Transocean-Cayman Shares outstanding immediately prior to the Effective Time such that each such outstanding Transocean-Cayman Share will be exchanged for one Transocean-Switzerland Share; and

(ii)       16,000,000 Transocean-Switzerland Shares shall be issued to Transocean-Cayman for future use to satisfy Transocean-Switzerland’s obligations to deliver Transocean-Switzerland Shares in connection with Awards granted under the Stock Plans, warrants or other rights to acquire Transocean-Switzerland Shares.

The Transocean-Switzerland Shares will be issued in uncertificated book-entry form. The exchange of the New Transocean-Cayman Shares for the Transocean-Switzerland Shares as set forth in this Section 3.1(b) shall be made in accordance with a contribution in kind agreement in a form mutually agreed upon by Transocean-Cayman and Transocean-Switzerland. In connection with the Merger, the 10,000,000 shares of Transocean-Switzerland, par value 0.01 Swiss francs per share, outstanding immediately prior to the Merger and owned by Transocean-Cayman, will be consolidated into 3,333 Transocean-Switzerland Shares, par value 30.00 Swiss francs per share, and remain outstanding and owned by Transocean-Cayman after the completion of the Merger.

(c)       At the Effective Time, by virtue of the Merger, all options or awards issued, or benefits available or based on, Transocean-Cayman Shares then outstanding (individually, an “Award” and collectively, the “Awards”) under the plans listed on Exhibit E attached hereto (collectively, the “Stock Plans”) shall remain outstanding and, after the Effective Time, be deemed to provide for the issuance or purchase of, or otherwise relate to, the Transocean-Switzerland Shares. Each Award that is a stock option shall be assumed by Transocean-Switzerland in such manner that Transocean-Switzerland would be a corporation “assuming a stock option in a transaction to which section 424(a) applies” within the meaning of Section 424 of the Code, were Section 424 of the Code applicable to such Award, without regard to the requirements of Treasury Regulation Section 1.424-1(a)(5)(iii). Each Award assumed by Transocean-Switzerland shall be exercisable, issuable or available upon the same terms and conditions as under the applicable Stock Plan and the applicable award agreement issued thereunder, except that upon the exercise, issuance or availability of such Awards, Transocean-Switzerland Shares shall be issuable or available in lieu of Transocean-Cayman Shares. The number

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of Transocean-Switzerland Shares issuable or available upon the exercise or issuance of an Award immediately after the Effective Time and, if applicable, the exercise price of each such Award, shall be the same number of shares and the exercise price as in effect immediately prior to the Effective Time. All Awards issued pursuant to the Stock Plans after the Effective Time shall entitle the holder thereof to purchase or receive Transocean-Switzerland Shares in accordance with the terms of the Stock Plans.

(d)       At or after the Effective Time, Transocean-Switzerland shall pay from funds on hand at the Effective Time any dividends or other distributions with a record date prior to the Effective Time that may have been declared or made by Transocean-Cayman on the Transocean-Cayman Shares which remain unpaid at the Effective Time, and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of Transocean-Cayman of the Transocean-Cayman Shares which were outstanding immediately prior to the Effective Time.

(e)       At the Effective Time, each ordinary share, par value $0.01 per share, of Transocean-Acquisition outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and shall cease to exist.

Section 3.2      No Appraisal Rights. None of the shareholders of Transocean-Cayman has any right to an appraisal of the value of their shares or payment for them in connection with the Merger.

Section 3.3      Warrants. At the Effective Time, each outstanding warrant to purchase Transocean-Cayman Shares issued pursuant to the Warrant Agreement dated April 22, 1999 between Transocean Inc. and The Bank of New York, as amended and supplemented to date (the “Warrant Agreement”), shall be assumed by Transocean-Switzerland in accordance with the terms of the Warrant Agreement. At the Effective Time, Transocean-Switzerland and Transocean-Cayman shall enter into a supplement to the Warrant Agreement and a supplement to the Warrant Registration Rights Agreement dated April 22, 1999 to which Transocean Inc. is a party, as amended and supplemented to date, as contemplated by Section 17(l) of the Warrant Agreement.

Section 3.4      Convertible Notes. Transocean-Switzerland shall agree to be bound by the conversion provisions of the 1.625% Series A Convertible Senior Notes due 2037, 1.50% Series B Convertible Senior Notes due 2037 and 1.50% Series C Convertible Senior Notes due 2037 of Transocean-Cayman (the “Convertible Notes”), such that, following the Effective Time, each outstanding Convertible Note shall be convertible, in accordance with its terms, into the number of Transocean-Switzerland Shares that the holder would have been entitled to receive if such holder had held a number of Transocean-Cayman Shares equal to the applicable conversion rate in effect immediately prior to the Effective Time.

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ARTICLE IV

EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS

Section 4.1      Effect of the Merger on Employee Benefit and Compensation Plans and Agreements. At the Effective Time, the Stock Plans and other employee benefit and compensation plans and agreements of Transocean-Cayman (the “Assumed Plans”) shall be assumed by and become plans and agreements of Transocean-Switzerland. To the extent any Assumed Plan provides for the issuance or purchase of, or otherwise relates to, Transocean-Cayman Shares, then, after the Effective Time, such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Transocean-Switzerland Shares. Such amendments deemed necessary or appropriate by Transocean-Cayman and Transocean-Switzerland to effect the Merger and related transactions, including to facilitate the assignment to Transocean-Switzerland of the Assumed Plans, shall be adopted and entered into with respect to the Assumed Plans. The Transocean-Cayman shareholder approval of the Merger shall also be deemed to satisfy any requirement of shareholder approval of such amendments and the assumption by Transocean-Switzerland of the Assumed Plans.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.1      Conditions To Each Party’s Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions:

(a)       The Merger shall have been adopted and approved by the affirmative vote of a majority in number of the holders of Transocean-Cayman Shares present and voting on the Merger, whether in person or by proxy, representing 75% or more in value of the Transocean-Cayman Shares present and voting on the Merger, whether in person or by proxy.

(b)       None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or foreign, which prohibits the consummation of the Merger.

(c)       The Transocean-Switzerland Shares to be issued in connection with the Merger shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

(d)       The Transocean-Switzerland Shares to be issued in connection with the Merger and the articles of association of Transocean-Switzerland, in the form attached as Exhibit C to this Agreement, shall each have been registered with the commercial register in the Canton of Zug, Switzerland.

(e)       The Court Orders shall have been filed with the Registrar of Companies of the Cayman Islands and shall be effective.

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(f)        Transocean-Cayman shall have received an opinion from Baker Botts L.L.P., in form and substance reasonably satisfactory to it, dated as of the date of the Effective Time, confirming the matters discussed under the caption “Material Tax Considerations—U.S. Federal Income Tax Considerations” in the proxy statement.

(g)       Transocean-Cayman shall have received an opinion of PricewaterhouseCoopers AG, in form and substance reasonably satisfactory to it, dated as of the date of the Effective Time, confirming the matters discussed under “Material Tax Considerations— Swiss Tax Considerations” in the proxy statement.

ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER

Section 6.1      Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Transocean-Cayman of matters presented in connection with this Agreement, by action of the Board of Directors of Transocean-Cayman.

Section 6.2      Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Transocean-Cayman, Transocean-Switzerland or Transocean-Acquisition, other than the provisions of this Section 6.2.

Section 6.3      Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with this Agreement by the shareholders of Transocean-Cayman; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such shareholders until such further approval has been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 6.4      Waiver. At any time prior to the Effective Time, the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VII

COVENANTS

Section 7.1      Rule 16b-3 Approval. Transocean-Cayman and Transocean-Switzerland shall take all such steps as may be required to cause the transactions contemplated by Section 3.1 hereof and any other dispositions of Transocean-Cayman equity securities (including derivative securities) or acquisitions of Transocean-Switzerland equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of Transocean-Cayman or (b) at the Effective Time, will become a director or officer of

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Transocean-Switzerland, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Section 7.2	Indemnification.

(a)       From and after the Effective Time, the Surviving Entity and Transocean-Switzerland shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an executive officer or director of Transocean-Cayman (or any subsidiary thereof) and each person who served at the request of Transocean-Cayman as a director, executive officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) against all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an “Action”), (i) the Surviving Entity and Transocean-Switzerland shall pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Entity or Transocean-Switzerland, as the case may be, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law, and upon receipt of any undertaking required by applicable law, and (ii) the Surviving Entity and Transocean-Switzerland will cooperate in the defense of any such matter; provided, however, neither the Surviving Entity nor Transocean-Switzerland shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided, further, that the Surviving Entity and Transocean-Switzerland shall not be obligated pursuant to this Section 7.2 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

(b)       The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any Action, in the articles of association of Transocean-Cayman and similar organizational documents of its subsidiaries with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Action pending or asserted within such period shall continue until the disposition or resolution of such Action.

(c)       The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under (i) the articles of association of Transocean-Cayman, (ii) similar organizational documents of its subsidiaries or the laws of its subsidiaries’ jurisdictions of organization, (iii) separate indemnification agreements

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or (iv) otherwise. The provisions of this Section 7.2 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

In the event the Surviving Entity, Transocean-Switzerland or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Entity or Transocean-Switzerland, as the case may be, shall assume the obligations set forth in this Section 7.2.

Section 7.3      Agreements of Rule 144 Affiliates. Prior to the Effective Time, Transocean-Cayman shall cause to be prepared and delivered to Transocean-Switzerland a list identifying all persons who, immediately prior to the Effective Time or within 90 days prior to such time, Transocean-Cayman believes may be deemed to be “affiliates” of Transocean-Cayman, as that term is used in Rule 144 under the Securities Act (the “Rule 144 Affiliates”). Transocean-Switzerland shall be entitled to place restrictive legends on any Transocean-Switzerland Shares received by such Rule 144 Affiliates. Transocean-Cayman shall use its best efforts to cause each person who is identified as a Rule 144 Affiliate in such list to deliver to Transocean-Switzerland, at or prior to the Effective Time, a written agreement, in the form to be approved by the parties hereto, that such Rule 144 Affiliate will not sell, pledge, transfer or otherwise dispose of any Transocean-Switzerland Shares issued to such Rule 144 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 144 or pursuant to an exemption from the registration requirements of the Securities Act. In the case of a disposition pursuant to such an exemption, any such Rule 144 Affiliate shall deliver to the Company an opinion of counsel satisfactory to the Company that such disposition is so exempt.

Section 7.4      Guarantees. At or immediately prior to the Effective Time, Transocean-Switzerland agrees to guaranty the following debt of Transocean-Cayman:

•

the indenture governing Transocean-Cayman’s 8% Debentures due April 2027, 6.625% Notes due April 2011, 5% Notes due February 2013, 7.375% Senior Notes due April 2018, 7.45% Notes due April 2027, 7% Senior Notes due June 2028 and 7.5% Notes due April 2031;

•

the indenture governing Transocean-Cayman’s 1.625% Series A Convertible Senior Notes due 2037, 1.50% Series B Convertible Senior Notes due 2037 and 1.50% Series C Convertible Senior Notes due 2037 and Transocean-Cayman’s 5.25% Senior Notes due March 2013, 6.00% Senior Notes due March 2018 and 6.80% Senior Notes due March 2038; and

•	Transocean-Cayman’s 364-day revolving credit facility, 5-year revolving credit facility and term loan facility.

Section 7.5      Transocean-Switzerland. Prior to the Effective Time, Transocean-Switzerland will not (i) hold any property or have any tax attributes (including those specified in Section 381(c) of the Code), except for a nominal amount of cash to facilitate its organization in the minimum amount required under Swiss law and tax attributes related to the holding of such cash

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(including nominal amounts of interest income), or (ii) have outstanding any share capital, except a nominal amount of share capital issued to facilitate its initial incorporation. For purposes of this Section 7.5, ordinary shares of Transocean-Acquisition which are held by Transocean-Switzerland will be ignored, and Transocean-Switzerland will be treated as owning the assets held by Transocean-Acquisition.

Section 7.6      Transocean-Acquisition. Transocean-Acquisition was formed solely to accomplish the Merger and has not engaged and will not engage in any activities other than those necessary to accomplish the Merger.

Section 7.7      Entity Classification Elections. The Surviving Entity will elect, under U.S. Treasury Regulation Section 301.7701-3, to be treated as disregarded as an entity separate from its owner, Transocean-Switzerland, for U.S. federal tax purposes, with the effective date of such election being two days after the day in which the Effective Time occurs (the “Surviving Entity Election”).

Transocean-Acquisition will elect, under U.S. Treasury Regulation Section 301.7701-3, to be treated as disregarded as an entity separate from its owner, Transocean-Switzerland, for U.S. federal tax purposes, effective on the date of its formation.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1      Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the right of Transocean-Cayman shareholders to receive Transocean-Switzerland Shares after the Effective Time as described in Section 3.1(b) (a claim with respect to which may not be made unless and until the Effective Time shall have occurred) and the provisions of Section 7.2 (the “Third Party Provisions”), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

Section 8.2      Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

Section 8.3      Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be

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governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

Section 8.4      Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

Section 8.5      Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

Section 8.6      Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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IN WITNESS WHEREOF, Transocean-Cayman, Transocean-Switzerland and Transocean-Acquisition have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

TRANSOCEAN INC.,

a company organized under the laws of the Cayman Islands

By:	/s/ Robert L. Long
Robert L. Long
Chief Executive Officer

TRANSOCEAN LTD.,

a Swiss corporation

By:	/s/ Gregory L. Cauthen
Gregory L. Cauthen
Senior Vice President, Chief Financial
Officer

TRANSOCEAN CAYMAN LTD.,

a company organized under the laws of the Cayman Islands

By:	/s/ Robert L. Long
Robert L. Long
President

12

EXHIBITS A AND B

THE COMPANIES LAW (AS AMENDED) COMPANY LIMITED BY SHARES AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION of TRANSOCEAN INC. (ADOPTED BY SPECIAL RESOLUTION DATED 2008)

EXHIBIT A

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

TRANSOCEAN INC.

(ADOPTED BY SPECIAL RESOLUTION DATED [  ] 2008)

1.	The name of the Company is Transocean Inc. (the “Company”).
2.

The registered office of the Company will be situated at the offices of Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands or at such other location as the Directors may from time to time determine.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law of the Cayman Islands (as amended) (the“Law”).

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Law.
5.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.
7.

The capital of the Company is US$8,000,000 divided into 8000,000,000 ordinary shares of a nominal or par value of US$0.01 each provided always that subject to the Law and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or

A-1

restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company may exercise the power contained in Section 226 of the Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

A-2

CLAUSE

TABLE A

Interpretation

Preliminary

Shares

Modification Of Rights

Certificates

Fractional Shares

Lien

Calls On Shares

Forfeiture Of Shares

Transfer Of Shares

Transmission Of Shares

Alteration Of Share Capital

Redemption And Purchase Of Shares

General Meetings

Notice Of General Meetings

Proceedings At General Meetings

Votes Of shareholders

Corporations Acting By Representatives At Meetings

Directors

Alternate Director or Proxy

Powers And Duties Of Directors

Borrowing Powers Of Directors

The Seal

Disqualification Of Directors

Proceedings Of Directors

Dividends

Accounts, Audit and annual return and declaration

Capitalisation Of Reserves

Share Premium Account

Investment Accounts

Notices

Indemnity

Non-Recognition Of Trusts

Winding- Up

Amendment Of Articles Of Association

Closing of Register or Fixing Record Date

Registration By Way Of Continuation

Disclosure

EXHIBIT B

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

TRANSOCEAN INC.

(ADOPTED BY SPECIAL RESOLUTION DATED [  ] 2008)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Law shall not apply to Transocean Inc. (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Articles”means these articles of association of the Company, as amended or substituted from time to time;

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company;

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof;

“Investment Account”shall have the meaning ascribed to it herein;

“Law”means the Companies Law of the Cayman Islands (as amended);

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time;

“Office” means the registered office of the Company as required by the Law;

“Ordinary Resolution” means a resolution:

(a)

passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up;

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Register” means the register of Members of the Company required to be kept pursuant to the Law;

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof;

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company;

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share;

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending the issue to such subscriber of the subscriber Share or Shares;

“Share Premium Account” means the share premium account established in accordance with these Articles and the Law;

“signed” means bearing a signature or representation of a signature affixed by mechanical means; and

“Special Resolution” means a special resolution of the Company passed in accordance with the Law, being a resolution:

(a)

passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

2.	In these Articles, save where the context requires otherwise:
(a)	words importing the singular number shall include the plural number and vice versa;
(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;
(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;
(d)	reference to a dollar or dollars (or $) and to a cent or cents is reference to dollars and cents of the United States;
(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;
(f)

reference to any determination by the Directors shall be construed as a determination by the Directors in their absolute discretion and shall be applicable either generally or in any particular case; and

(g)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the last two preceding Articles, any words defined in the Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.
5.

The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.

The preliminary expenses incurred in the formation of the Company and in connection with the issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.

The Directors shall keep, or cause to be kept, the Register at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register shall be kept at the Office.

SHARES

8.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:
(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.

The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) shall be fixed and determined by the Directors.

10.

The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also on any issue of Shares pay such brokerage as may be lawful.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

12.

Whenever the capital of the Company is divided into different Classes the rights attached to any such Class may (unless otherwise provided by the terms of issue of the Shares of that Class) only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting, but not otherwise. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to the terms of issue of the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him. For the purposes of convening and holding a meeting pursuant to this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration but in any other case shall treat them as separate Classes.

13.

The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them, the redemption or purchase of Shares of any Class by the Company.

CERTIFICATES

14.	No Person shall be entitled to a certificate for any or all of his Shares, unless the Directors shall determine otherwise.

FRACTIONAL SHARES

15.

The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

16.

The Company shall have a first priority lien and charge on every partly paid Share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that Share, and the Company shall also have a first priority lien and charge on all partly paid Shares standing registered in the name of a Shareholder (whether held solely or jointly with another Person) for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a Share shall extend to all distributions payable thereon.

17.

The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Shares on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

18.

For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares at the date of the sale.

CALLS ON SHARES

20.

The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their partly paid Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

21.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.
22.

If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

23.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share,

becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

24.

The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

25.

The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES

26.

If a Shareholder fails to pay any call or instalment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27.

The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

28.

If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

29.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

30.

A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

31.

A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

32.

The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

33.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

34.

Subject to any rights or restrictions for the time being attached to any Class, no Shares may be transferred, assigned or disposed of without the prior consent in writing of the Directors or their authorised agents, which may be withheld in their absolute discretion.

35.

The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

36.	The Directors may in their absolute discretion decline to register any transfer of Shares without assigning any reason therefor.
37.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.
38.

All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

TRANSMISSION OF SHARES

39.

The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

40.

Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

41.

A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

42.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.
43.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;
(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;
(c)

subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)

cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

44.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION AND PURCHASE OF SHARES

45.	Subject to the Law, the Company may:
(a)

issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may, before the issue of such Shares, determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder; and
(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Law, including out of its capital, profits or the proceeds of a fresh issue of Shares.
46.

Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

47.	The redemption or purchase of any Share shall not be deemed to give rise to the redemption or purchase of any other Share.
48.

The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie.

GENERAL MEETINGS

49.	The Directors may, whenever they think fit, convene a general meeting of the Company.
50.

General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least a majority of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

51.

If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

52.

At least seven days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

53.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

54.

All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, the appointment and removal of Directors and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

55.

No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

56.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

57.

If the Directors wish to make this facility available to Shareholders for a specific general meeting or all general meetings of the Company, a Shareholder may participate in any general meeting of the Company, by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

58.	The chairman, if any, of the Directors shall preside as chairman at every general meeting of the Company.
59.	If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or

Person nominated by the Directors shall preside as chairman, failing which the Shareholders present shall choose any Person present to be chairman of that meeting.

60.

The chairman may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

61.

The Directors may cancel or postpone any duly convened general meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

62.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

63.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.
64.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

65.

A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS

66.

Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which he or the Person represented by proxy is the holder.

67.

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

68.

A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote by proxy.

69.

No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

70.	On a poll votes may be given either personally or by proxy.
71.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

72.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.
73.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.
74.

A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

75.

Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DIRECTORS

76.

The name(s) of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

77.	The Company may by Ordinary Resolution appoint any natural person or corporation to be a Director.
78.	Subject to these Articles, a Director shall hold office until such time as he is removed from office by Ordinary Resolution.
79.

The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

80.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.
81.	There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.
82.

The Directors shall have power at any time and from time to time to appoint a natural person or corporation as a Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by Ordinary Resolution.

ALTERNATE DIRECTOR OR PROXY

83.	Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director and to act in such Director’s place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

84.

Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

85.

Subject to the Law, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. The Directors will have the power to commence in the name of the Company a winding up or any other insolvency proceedings in accordance with the Law. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

86.

The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto determine if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

87.

The Directors may appoint a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

88.

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

89.

The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

90.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

91.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Persons.

92.

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

93.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

BORROWING POWERS OF DIRECTORS

94.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

95.

The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

96.

The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

97.

Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

98.	The office of Director shall be vacated, if the Director:
(a)	becomes bankrupt or makes any arrangement or composition with his creditors;
(b)	dies or is found to be or becomes of unsound mind;
(c)	resigns his office by notice in writing to the Company;
(d)	is removed from office by Ordinary Resolution; or
(e)	is removed from office by notice addressed to him at his last known address and signed by all of his co-Directors (not being less than two in number).

PROCEEDINGS OF DIRECTORS

99.

The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

100.

A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

101.

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

102.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

103.

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

104.

Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

105.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:
(a)	all appointments of officers made by the Directors;
(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and
(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.
106.

When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

107.

A resolution signed by all the Directors entitled to receive notice of a meeting of Directors, including a resolution signed by a duly appointed alternate (subject as provided otherwise in the terms of appointment of the alternate), shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

108.

The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

109.

The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

110.

Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

111.

A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

112.

All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS

113.

Subject to any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

114.

Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

115.

The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

116.

Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

117.	The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie.
118.

Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

119.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.
120.	No dividend shall bear interest against the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

121.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.
122.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

123.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

124.

The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors.

125.

The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Law and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

126.	Subject to the Law, the Directors may, with the authority of an Ordinary Resolution:
(a)

resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or
(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)

make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:
(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or
(ii)

the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to the resolution.

SHARE PREMIUM ACCOUNT

127.

The Directors shall in accordance with the Law establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

128.

There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Law, out of capital.

INVESTMENT ACCOUNTS

129.

The Directors may establish separate accounts on the books and records of the Company (each an “Investment Account”) for each Class, or for more than one Class, as the case may be, and the following provisions shall apply to each Investment Account:

(a)	the proceeds from the allotment and issue of Shares of any Class may be applied in the books of the Company to the Investment Account established for the Shares of such Class;
(b)

the assets and liabilities and income and expenditures attributable to the Shares of any Class may be applied or allocated for accounting purposes to the relevant Investment Account established for such Shares subject to these Articles;

(c)

where any asset is derived from another asset (whether cash or otherwise), such derivative asset may be applied in the books of the Company to the Investment Account from which the related asset was derived and on each revaluation of an investment the increase or diminution in the value thereof (or the relevant portion of such increase or diminution in value) may be applied to the relevant Investment Account;

(d)

in the case of any asset of the Company which the Directors do not consider is attributable to a particular Investment Account, the Directors shall have the discretion to determine the basis upon which any such asset shall be allocated among Investment Accounts and the Directors shall have power at any time and from time to time to vary such allocation;

(e)

where the assets of the Company not attributable to any Investment Accounts give rise to any net profits, the Directors may allocate the assets representing such net profits to the Investment Accounts as they may determine;

(f)

the Directors may determine the basis upon which any liability including expenses shall be allocated among Investment Accounts (including conditions as to subsequent reallocation thereof if circumstances so permit or require) and shall have power at any time and from time to time to vary such basis and charge expenses of the Company against either revenue or the capital of the Investment Accounts; and

(g)

the Directors may in the books of the Company transfer any assets to and from Investment Accounts if, as a result of a creditor proceeding against certain of the assets of the Company or otherwise, a liability would be borne in a different manner from that in which it would have been borne under paragraph (f) above, or in any similar circumstances.

130.

Subject to any applicable law and except as otherwise provided in these Articles the assets held in each Investment Account shall be applied solely in respect of Shares of the Class to which such Investment Account relates and no holder of Shares of a Class shall have any claim or right to any asset allocated to any other Class.

NOTICES

131.

Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by cable, telex or facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

132.

Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

133.	Any notice or other document, if served by:
(a)	post, shall be deemed to have been served five days after the time when the letter containing the same is posted;
(b)

facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or
(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

134.

Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

135.	Notice of every general meeting of the Company shall be given to:
(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INDEMNITY

136.

Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

137.	No Indemnified Person shall be liable:
(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or
(b)	for any loss on account of defect of title to any property of the Company; or
(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or
(d)	for any loss incurred through any bank, broker or other similar Person; or
(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or
(f)

for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud.

NON-RECOGNITION OF TRUSTS

138.

Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Law requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors in their absolute discretion.

WINDING- UP

139.

If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any asset whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

140.	Subject to the Law and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

141.

For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

142.

In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

143.

If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

144.

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DISCLOSURE

145.

The Directors, or any authorised service providers (including the officers, the Secretary and the registered office agent of the Company) shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

Exhibit C

Statuten

von Transocean Ltd.

vom

Articles of Association of

Transocean Ltd.

as of

		Abschnitt 1: Firma, Sitz, Zweck und Dauer der Gesellschaft			Section 1: Name, Place of Incorporation, Purpose and Duration of the Company
		Artikel 1			Article 1
Firma, Sitz		Unter der Firma Transocean Ltd. (die Gesellschaft) besteht eine Aktiengesellschaft mit Sitz in Zug, Kanton Zug, Schweiz.	Name, Place of Incorporation		Under the name Transocean Ltd. (the Company) there exists a corporation with its place of incorporation in Zug, Canton of Zug, Switzerland.
Zweck		Artikel 2	Purpose		Article 2
1

Zweck der Gesellschaft ist der Erwerb, das Halten, die Verwaltung, die Verwertung und die Veräusserung von Beteiligungen an Unternehmen im In- und Ausland, ob direkt oder indirekt, insbesondere an Unternehmen, die im Bereich der Erbringung von Dienstleistungen für Offshore Öl-und Gasbohrungen, einschliesslich Management Dienstleistungen, Bohringenieurs- und Bohr-Projekt Management-Dienstleistungen für Öl-und Gasbohrungen, sowie von Öl- und Gas-Exploration und -Produktionsaktivitäten und der Finanzierung dieser Aktivitäten tätig sind. Die Gesellschaft kann Grundstücke und gewerbliche Schutzrechte im In- und Ausland erwerben, halten, verwalten, belasten und verkaufen.

1

The purpose of the Company is to acquire, hold, manage, exploit and sell, whether directly or indirectly, participations in businesses in Switzerland and abroad, in particular in businesses that are involved in offshore contract drilling services for oil and gas wells, oil and gas drilling management services, drilling engineering services and drilling project management services and oil and gas exploration and production activities, and to provide financing for this purpose. The Company may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad.

	2	Die Gesellschaft kann alle Tätigkeiten ausüben und Massnahmen ergreifen, die geeignet erscheinen, den Zweck der Gesellschaft zu fördern, oder die mit diesem zusammenhängen.		2	The Company may engage in all types of transactions and may take all measures that appear appropriate to promote the purpose of the Company or that are related thereto.
		Artikel 3			Article 3
Dauer		Die Dauer der Gesellschaft ist unbeschränkt.	Duration		The duration of the Company is unlimited.
		Abschnitt 2: Aktienkapital			Section 2: Share Capital

		Artikel 4			Article 4
Aktienkapital

Das Aktienkapital der Gesellschaft beträgt CHF     , eingeteilt in     voll liberierte Namenaktien. Jede Namenaktie hat einen Nennwert von CHF 30 (jede Namenaktie nachfolgend bezeichnet als Aktie bzw. die Aktien).

			Share Capital

The share capital of the Company is CHF      and is divided into     fully paid registered shares. Each registered share has a par value of CHF 30 (each such registered share hereinafter a Share and collectively the Shares).

		Artikel 5			Article 5
Genehmigtes Kapital	1	Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum im Maximalbetrag von CHF durch Ausgabe von höchstens vollständig zu liberierenden Aktien mit einem Nennwert von je CHF 30 zu erhöhen. Eine Erhöhung (i) auf dem Weg einer Festübernahme durch eine Bank, ein Bankenkonsortium oder Dritte und eines anschliessenden Angebots an die bisherigen Aktionäre sowie (ii) in Teilbeträgen ist zulässig.	Authorized Share Capital	1

The Board of Directors is authorized to increase the share capital, at any time until   , by a maximum amount of CHF     by issuing a maximum of     fully paid up Shares with a par value of CHF 30 each. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts shall be permissible.

	2	Der Verwaltungsrat legt den Zeitpunkt der Ausgabe, den Ausgabebetrag, die Art, wie die neuen Aktien zu liberieren sind, den Beginn der Dividendenberechtigung, die Bedingungen für die Ausübung der Bezugsrechte sowie die Zuteilung der Bezugsrechte, welche nicht ausgeübt wurden, fest. Nicht-ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.		2

The Board of Directors shall determine the time of the issuance, the issue price, the manner in which the new Shares have to be paid up, the date from which the Shares carry the right to dividends, the conditions for the exercise of the preemptive rights and the allotment of preemptive rights that have not been exercised. The Board of Directors may allow the preemptive rights that have not been exercised to expire, or it may place such rights or Shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

3

Der Verwaltungsrat ist ermächtigt, die Bezugsrechte der Aktionäre zu entziehen oder zu beschränken und Dritten zuzuweisen:

(a)      wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird; oder

(b)      für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen oder für die Finanzierung oder Refinanzierung solcher Transaktionen oder die Finanzierung von neuen Investitionsvorhaben der Gesellschaft; oder

(c)      zum Zwecke der Erweiterung des Aktionärskreises in bestimmten Finanz- oder Investoren-Märkten, zur Beteiligung von strategischen Partnern, oder im Zusammenhang mit der Kotierung von neuen Aktien an inländischen oder ausländischen Börsen; oder

(d)      für die Einräumung einer Mehrzuteilungsoption (Greenshoe) von bis zu 20%der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs; oder

(e)      für die Beteiligung von Mitgliedern des Verwaltungsrates, Mitglieder der Geschäftsleitung, Mitarbeitern, Beauftragten, Beratern oder anderen Personen, die für die Gesellschaft oder eine ihrer Tochtergesellschaften Leistungen erbringen; oder

(f)       wenn ein Aktionär oder eine Gruppe von in gemeinsamer Absprache handelnden Aktionären mehr als 15% des im Handelsregister eingetragenen Aktienkapitals der Gesellschaft auf sich vereinigt hat, ohne den übrigen Aktionären ein vom Verwaltungsrat empfohlenes Übernahmeangebot zu unterbreiten; oder zur Abwehr eines unterbreiteten, angedrohten oder potentiellen Übernahmeangebotes, welches der Verwaltungsrat, nach Konsultation mit einem von ihm beigezogenen unabhängigen Finanzberater, den Aktionären nicht zur Annahme empfohlen hat, weil der Verwaltungsrat das Übernahmeangebot in finanzieller Hinsicht gegenüber den Aktionären nicht als fair beurteilt hat.

3

The Board of Directors is authorized to withdraw or limit the preemptive rights of the shareholders and to allot them to third parties:

(a)      if the issue price of the new Shares is determined by reference to the market price; or

(b)      for the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any of such transactions, or for the financing of new investment plans of the Company; or

(c)      for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new Shares on domestic or foreign stock exchanges; or

(d)      for purposes of granting an over-allotment option (Greenshoe) of up to 20%of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s); or

(e)      for the participation of members of the Board of Directors, members of the executive management, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its subsidiaries; or

(f)       following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the Board of Directors,orfor the defense of an actual, threatened or potential takeover bid, in relation to which the Board of Directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the Board of Directors has not found the takeover bid to be financially fair to the shareholders.

4	Die neuen Aktien unterliegen den Eintragungsbeschränkungen in das Aktienbuch von Artikel 7 und 9 dieser Statuten.	4	The new Shares shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9 of these Articles of Association.

		Artikel 6			Article 6
Bedingtes Aktienkapital	1

Das Aktienkapital kann sich durch Ausgabe von höchstens     voll zu liberierenden Aktien im Nennwert von je CHF 30 um höchstens CHF      erhöhen durch:

(a)       die Ausübung von Wandel-, Tausch-, Options-, Bezugs- oder ähnlichen Rechten auf den Bezug von Aktien (nachfolgend die Rechte), welche Dritten oder Aktionären in Verbindung mit auf nationalen oder internationalen Kapitalmärkten neu oder bereits begebenen Anleihensobligationen, Optionen, Warrants oder anderen Finanzmarktinstrumenten oder neuen oder bereits bestehenden vertraglichen Verpflichtungen der Gesellschaft, einer ihrer Gruppengesellschaften oder einer deren Rechtsvorgänger eingeräumt werden (nachfolgend zusammen die mit Rechten verbundenen Obligationen); und/oder

(b)      die Ausgabe von Aktien oder mit Rechten verbundenen Obligationen an Mitglieder des Verwaltungsrates, Mitglieder der Geschäftsleitung, Arbeitnehmer, Beauftragte, Berater oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen.

			Conditional Share Capital	1

The share capital may be increased in an amount not to exceed CHF      through the issuance of up to     fully paid-up Shares with a par value of CHF 30 per Share through:

(a)       the exercise of conversion, exchange, option, warrant or similar rights for the subscription of Shares (hereinafter the Rights) granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of the Company, one of its group companies, or any of their respective predecessors (hereinafter collectively, the Rights-Bearing Obligations); and/or

(b)      the issuance of Shares or Rights-Bearing Obligations granted to members of the Board of Directors, members of the executive management, employees, contractors, consultants or other persons providing services to the Company or its subsidiaries.

	2	Bei der Ausgabe von mit Rechten verbundenen Obligationen durch die Gesellschaft, eine ihrer Gruppengesellschaften oder eine deren Rechtsvorgänger ist das Bezugsrecht der Aktionäre ausgeschlossen. Zum Bezug der neuen Aktien, die bei Ausübung der Wandel-, Tausch- oder anderer Ausübungsrechte ausgegeben werden, sind die jeweiligen Inhaber der mit Rechten verbundenen Obligationen berechtigt. Die Bedingungen der mit Rechten verbundenen Obligationen sind durch den Verwaltungsrat festzulegen.		2

The preemptive rights of the shareholders shall be excluded in connection with the issuance of any Rights-Bearing Obligations by the Company, one of its group companies, or any of their respective predecessors. The then-current owners of such Rights-Bearing Obligations shall be entitled to subscribe for the new Shares issued upon conversion, exchange or exercise of any Rights-Bearing Obligations. The conditions of the Rights-Bearing Obligations shall be determined by the Board of Directors.

3

Der Verwaltungsrat ist ermächtigt, die Vorwegzeichnungsrechte der Aktionäre im Zusammenhang mit der Ausgabe von mit Rechten verbundenen Obligationen durch die Gesellschaft oder eine ihrer Gruppengesellschaften zu beschränken oder aufzuheben, falls (1) die Ausgabe zum Zwecke der Finanzierung oder Refinanzierung der Übernahme von Unternehmen, Unternehmensteilen, Beteiligungen oder Investitionen, oder (2) die Ausgabe auf nationalen oder internationalen Finanzmärkten oder im Rahmen einer Privatplatzierung erfolgt.

Wird das Vorwegzeichnungsrecht weder direkt noch indirekt durch den Verwaltungsrat gewährt, gilt Folgendes:

(a)      Die mit Rechten verbundenen Obligationen sind zu den jeweils marktüblichen Bedingungen auszugeben oder einzugehen; und

(b)      der Umwandlungs-, Tausch- oder sonstige Ausübungspreis der mit Rechten verbundenen Obligationen ist unter Berücksichtigung des Marktpreises im Zeitpunkt der Ausgabe der mit Rechten verbundenen Obligationen festzusetzen; und

(c)       die mit Rechten verbundenen Obligationen sind höchstens während 30 Jahren ab dem jeweiligen Zeitpunkt der betreffenden Ausgabe oder des betreffenden Abschlusses wandel-, tausch- oder ausübbar.

3

The Board of Directors shall be authorized to withdraw or limit the advance subscription rights in connection with the issuance by the Company or one of its group companies of Rights-Bearing Obligations if (1) the issuance is for purposes of financing or refinancing the acquisition of an enterprise, parts of an enterprise, participations or investments or (2) the issuance occurs in national or international capital markets or through a private placement.

If the advance subscription rights are neither granted directly nor indirectly, the following shall apply:

(a)       The Rights-Bearing Obligations shall be issued or entered into at market conditions; and

(b)      the conversion, exchange or exercise price of the Rights-Bearing Obligations shall be set with reference to the market conditions prevailing at the date on which the Rights-Bearing Obligations are issued; and

(c)       the Rights-Bearing Obligations may be converted, exchanged or exercised during a maximum period of 30 years from the date of the relevant issuance or entry.

4

Bei der Ausgabe von Aktien oder mit Rechten verbundenen Obligationen gemäss Artikel 6 Absatz 1(b) dieser Statuten sind das Bezugsrecht wie auch das Vorwegzeichnungsrecht der Aktionäre der Gesellschaft ausgeschlossen. Die Ausgabe von Aktien oder mit Rechten verbundenen Obligationen an die in Artikel 6 Absatz 1(b) dieser Statuten genannten Personen erfolgt gemäss einem oder mehreren Beteiligungsplänen der Gesellschaft. Die Ausgabe von Aktien an die Artikel 6 Absatz 1(b) dieser Statuten genannten Personen kann zu einem Preis erfolgen, der unter dem Kurs der Börse liegt, an der die Aktien gehandelt werden, muss aber mindestens zum Nennwert erfolgen.

4

The preemptive rights and advance subscription rights of the shareholders shall be excluded in connection with the issuance of any Shares or Rights-Bearing Obligations pursuant to Article 6 para 1(b) of these Articles of Association. Shares or Rights-Bearing Obligations shall be issued to any of the persons referred to in Article 6 para 1(b) of these Articles of Association in accordance with one or more benefit or incentive plans of the Company. Shares may be issued to any of the persons referred to in Article 6 para 1(b) of these Articles of Association at a price lower than the current market price quoted on the stock exchange on which the Shares are traded, but at least at par value.

	5	Die neuen Aktien, welche über die Ausübung von mit Rechten verbundenen Obligationen erworben werden, unterliegen den Eintragungsbeschränkungen in das Aktienbuch gemäss Artikel 7 und 9 dieser Statuten.		5

The new Shares acquired through the exercise of Rights-Bearing Obligations shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9 of these Articles of Association.

		Artikel 7			Article 7
Aktienbuch, Rechtsausübung, Eintragungsbe-schränkungen, Nominees	1	Die Gesellschaft oder von ihr beauftragte Dritte führen ein Aktienbuch. Darin werden die Eigentümer und Nutzniesser der Aktien sowie Nominees mit Namen und Vornamen, Wohnort, Adresse und Staatsangehörigkeit (bei juristischen Personen mit Firma und Sitz) eingetragen. Ändert eine im Aktienbuch eingetragene Person ihre Adresse, so hat sie dies dem Aktienbuchführer mitzuteilen. Solange dies nicht geschehen ist, gelten alle brieflichen Mitteilungen der Gesellschaft an die im Aktienbuch eingetragenen Personen als rechtsgültig an die bisher im Aktienbuch eingetragene Adresse erfolgt.	Share Register, Exercise of Rights, Restrictions on Registration, Nominees	1

The Company shall maintain, itself or through a third party, a share register that lists the surname, first name, address and citizenship (in the case of legal entities, the company name and company seat) of the holders and usufructuaries of the Shares as well as the nominees. A person recorded in the share register shall notify the share registrar of any change in address. Until such notification shall have occurred, all written communication from the Company to persons of record shall be deemed to have validly been made if sent to the address recorded in the share register.

	2	Ein Erwerber von Aktien wird auf Gesuch als Aktionär mit Stimmrecht im Aktienbuch eingetragen, vorausgesetzt, dass ein solcher Erwerber ausdrücklich erklärt, die Aktien im eigenen Namen und auf eigene Rechnung erworben zu haben. Der Verwaltungsrat kann Nominees, welche Aktien im eigenen Namen aber auf fremde Rechnung halten, als Aktionäre mit Stimmrecht im Aktienbuch der Gesellschaft eintragen. Die an den Aktien wirtschaftlich Berechtigten, welche die Aktien über einen Nominee halten, üben Aktionärsrechte mittelbar über den Nominee aus.		2

An acquirer of Shares shall be recorded upon request in the share register as a shareholder with voting rights; provided, however, that any such acquirer expressly declares to have acquired the Shares in its own name and for its own account, save that the Board of Directors may record nominees who hold Shares in their own name, but for the account of third parties, as shareholders of record in the share register of the Company. Beneficial owners of Shares who hold Shares through a nominee exercise the shareholders’ rights through the intermediation of such nominee.

	3	Der Verwaltungsrat kann nach Anhörung des eingetragenen Aktionärs dessen Eintragung im Aktienbuch als Aktionär mit Stimmrecht mit Rückwirkung auf das Datum der Eintragung streichen, wenn diese durch falsche oder irreführende Angaben zustande gekommen ist. Der Betroffene muss über die Streichung sofort informiert werden.		3

After hearing the registered shareholder concerned, the Board of Directors may cancel the registration of such shareholder as a shareholder with voting rights in the share register with retroactive effect as of the date of registration, if such registration was made based on false or misleading information. The relevant shareholder shall be informed promptly of the cancellation.

		Artikel 8			Article 8

Aktienzertifikate	1	Ein Aktionär kann von der Gesellschaft jederzeit eine Bescheinigung über die von ihm gehaltenen Aktien verlangen. Der Aktionär hat jedoch keinen Anspruch, den Druck und die Auslieferung von Aktienzertifikaten zu verlangen.	Share Certificates	1

A shareholder may at any time request an attestation of the number of Shares held by it. The shareholder is not entitled, however, to request that certificates representing the Shares be printed and delivered.

	2	Die Gesellschaft kann jederzeit Zertifikate für Aktien drucken und ausliefern und mit Zustimmung des Aktionärs ausgegebene Urkunden, die bei ihr eingeliefert werden, ersatzlos annullieren.		2	The Company may at any time print and deliver certificates for the Shares, and may, with the consent of the shareholder, cancel issued certificates that are delivered to it without replacement.
	3	Nicht-verurkundete Aktien und die damit verbundenen Rechte können nur durch Zession übertragen werden. Eine solche Zession bedarf zur Wirksamkeit gegenüber der Gesellschaft der Anzeige an die Gesellschaft. Werden nicht-verurkundete Aktien im Auftrag des Aktionärs von einem Transfer Agenten, einer Trust Gesellschaft, Bank oder einer ähnlichen Gesellschaft verwaltet (der Transfer Agent), so können diese Aktien und die damit verbundenen Rechte nur unter Mitwirkung des Transfer Agenten übertragen werden.		3

Uncertificated Shares and the appurtenant rights associated therewith may be transferred only by written assignment. For the assignment to be valid against the Company, notification to the Company shall be required. If uncertificated Shares are administered by a transfer agent, trust company, bank or similar entity (the Transfer Agent), such Shares and the appurtenant rights associated therewith may be transferred only with the cooperation of the Transfer Agent.

	4	Werden nicht-verurkundete Aktien zugunsten von jemand anderem als dem Transfer Agenten verpfändet, so ist zur Gültigkeit der Verpfändung eine Anzeige an den Transfer Agenten erforderlich.		4	If uncertificated Shares are pledged in favor of any person other than the Transfer Agent, notification to such Transfer Agent shall be required for the pledge to be effective.
	5	Für den Fall, dass die Gesellschaft beschliesst, Aktienzertifikate zu drucken und auszugeben, müssen die Aktienzertifikate die Unterschrift von zwei zeichnungsberechtigten Personen tragen. Mindestens eine dieser Personen muss ein Mitglied des Verwaltungsrates sein. Faksimile-Unterschriften sind erlaubt.		5

If the Company decides to print and deliver share certificates, the share certificates shall bear the signatures of two duly authorized signatories of the Company, at least one of which shall be a member of the Board of Directors. These signatures may be facsimile signatures.

	6	Die Gesellschaft kann in jedem Fall Aktienzertifikate ausgeben, die mehr als eine Aktie verkörpern.		6	The Company may in any event issue share certificates representing more than one Share.
		Artikel 9			Article 9
Rechtsausübung	1	Die Gesellschaft anerkennt nur einen Vertreter pro Aktie.	Exercise of Rights	1	The Company shall only accept one representative per Share.

	2	Stimmrechte und die damit verbundenen Rechte können der Gesellschaft gegenüber von einem Aktionär, Nutzniesser der Aktien oder Nominee jeweils nur im Umfang ausgeübt werden, wie dieser mit Stimmrecht im Aktienbuch eingetragen ist.		2

Voting rights and appurtenant rights associated therewith may be exercised in relation to the Company by a shareholder, usufructuary of Shares or nominee only to the extent that such person is recorded in the share register with the right to exercise his voting rights.

		Abschnitt 3: Gesellschaftsorgane A. Generalversammlung			Section 3: Corporate Bodies A. General Meeting of Shareholders
		Artikel 10			Article 10
Zuständigkeit		Die Generalversammlung ist das oberste Organ der Gesellschaft.	Authority		The General Meeting of Shareholders is the supreme corporate body of the Company.
		Artikel 11			Article 11
Ordentliche Generalver-sammlung

Die ordentliche Generalversammlung findet alljährlich innerhalb von sechs Monaten nach Schluss des Geschäftsjahres statt. Spätestens zwanzig Kalendertage vor der Versammlung sind der Geschäftsbericht und der Revisionsbericht den Aktionären am Gesellschaftssitz zur Einsicht aufzulegen. Jeder Aktionär kann verlangen, dass ihm unverzüglich eine Ausfertigung des Geschäftsberichts und des Revisionsberichts ohne Kostenfolge zugesandt wird. Die im Aktienbuch eingetragenen Aktionäre werden über die Verfügbarkeit des Geschäftsberichts und des Revisionsberichts durch schriftliche Mitteilung unterrichtet.

Annual General Meeting

The Annual General Meeting shall be held each year within six months after the close of the fiscal year of the Company. The Annual Report and the Auditor’s Report shall be made available for inspection by the shareholders at the registered office of the Company no later than twenty calendar days prior to the Annual General Meeting. Each shareholder is entitled to request prompt delivery of a copy of the Annual Report and the Auditor’s Report free of charge. Shareholders of record will be notified of the availability of the Annual Report and the Auditor’s Report in writing.

		Artikel 12			Article 12
Ausser-ordentliche Generalversammlung	1	Ausserordentliche Generalversammlungen finden in den vom Gesetz vorgesehenen Fällen statt, insbesondere, wenn der Verwaltungsrat es für notwendig oder angezeigt erachtet oder die Revisionsstelle dies verlangt.	Extraordinary General Meetings	1	Extraordinary General Meetings shall be held in the circumstances provided by law, in particular when deemed necessary or appropriate by the Board of Directors or if so requested by the Auditor.

	2

Ausserdem muss der Verwaltungsrat eine ausserordentliche Generalversammlung einberufen, wenn es eine Generalversammlung so beschliesst oder wenn ein oder mehrere Aktionäre, welche zusammen mindestens den zehnten Teil des im Handelsregister eingetragenen Aktienkapitals vertreten, dies verlangen, unter der Voraussetzung, dass folgende Angabe gemacht werden: (a)(1) die Verhandlungsgegenstände, (2) die Anträge sowie (3) der Nachweis der erforderlichen Anzahl der im Aktienbuch eingetragenen Aktien; und (b) die weiteren Informationen, die von der Gesellschaft nach den Regeln der U.S. Securities and Exchange Commission (SEC) in einem sog. Proxy Statementaufgenommen und veröffentlicht werden müssen.

				2

An Extraordinary General Meeting shall further be convened by the Board of Directors upon resolution of a General Meeting of Shareholders or if so requested by one or more shareholders who, in the aggregate, represent at least one-tenth of the share capital recorded in the Commercial Register and who submit (a)(1) a request signed by such shareholder(s) that specifies the item(s) to be included on the agenda, (2) the respective proposals of the shareholders and (3) evidence of the required shareholdings recorded in the share register and (b) such other information as would be required to be included in a proxy statement pursuant to the rules of the U.S. Securities and Exchange Commission (SEC).

		Artikel 13			Article 13
Einberufung	1

Die Generalversammlung wird durch den Verwaltungsrat, nötigenfalls die Revisionsstelle, spätestens 20 Kalendertage vor dem Tag der Generalversammlung einberufen. Die Einberufung erfolgt durch einmalige Bekanntmachung im Publikationsorgan der Gesellschaft gemäss Artikel 32 dieser Statuten. Für die Einhaltung der Einberufungsfrist ist der Tag der Veröffentlichung der Einberufung im Publikationsorgan massgeblich, wobei der Tag der Veröffentlichung nicht mitzuzählen ist. Die im Aktienbuch eingetragenen Aktionäre können zudem auf dem ordentlichen Postweg über die Generalversammlung informiert werden.

			Notice of Shareholders’ Meetings	1

Notice of a General Meeting of Shareholders shall be given by the Board of Directors or, if necessary, by the Auditor, no later than twenty calendar days prior to the date of the General Meeting of Shareholders. Notice of the General Meeting of Shareholders shall be given by way of a one-time announcement in the official means of publication of the Company pursuant to Article 32 of these Articles of Association. The notice period shall be deemed to have been observed if notice of the General Meeting of Shareholders is published in such official means of publication, it being understood that the date of publication is not to be included for purposes of computing the notice period. Shareholders of record may in addition be informed of the General Meeting of Shareholders by ordinary mail.

	2	Die Einberufung muss die Verhandlungsgegenstände sowie die Anträge des Verwaltungsrates und des oder der Aktionäre, welche die Durchführung einer Generalversammlung oder die Traktandierung eines Verhandlungsgegenstandes verlangt haben, und bei Wahlgeschäften die Namen des oder der zur Wahl vorgeschlagenen Kandidaten enthalten.		2

The notice of a General Meeting of Shareholders shall specify the items on the agenda and the proposals of the Board of Directors and the shareholder(s) who requested that a General Meeting of Shareholders be held or an item be included on the agenda, and, in the event of elections, the name(s) of the candidate(s) that has or have been put on the ballot for election.

		Artikel 14			Article 14

Traktandierung	1

Jeder Aktionär kann die Traktandierung eines Verhandlungsgegenstandes verlangen. Das Traktandierungsbegehren muss mindestens 30 Kalendertage vor dem Jahrestag des sog. Proxy Statementsder Gesellschaft, das im Zusammenhang mit der Generalversammlung im jeweiligen Vorjahr veröffentlicht und gemäss den anwendbaren SEC Regeln bei der SEC eingereicht wurde, schriftlich unter Angabe des Verhandlungsgegenstandes und der Anträge sowie unter Nachweis der erforderlichen Anzahl im Aktienbuch eingetragenen Aktien eingereicht werden. Falls das Datum der anstehenden Generalversammlung mehr als 30 Kalendertage vor oder nach dem Jahrestag der vorangegangenen Generalversammlung angesetzt worden ist, ist das Traktandierungsbegehren stattdessen mindestens 10 Kalendertage nach dem Tag einzureichen, an dem die Gesellschaft das Datum der Generalversammlung öffentlich bekannt gemacht hat.

			Agenda	1

Any shareholder may request that an item be included on the agenda of a General Meeting of Shareholders. An inclusion of an item on the agenda must be requested in writing at least 30 calendar days prior to the anniversary date of the Company’s proxy statement in connection with the previous year’s General Meeting of Shareholders, as filed with the SEC pursuant to the applicable rules of the SEC, and shall specify the relevant agenda items and proposals, together with evidence of the required shareholdings recorded in the share register; provided, however, that if the date of the General Meeting of Shareholders is more than 30 calendar days before or after such anniversary date, such request must instead be made at least by the 10th calendar day following the date on which the Company has made public disclosure of the date of the General Meeting of Shareholders.

	2	Zu nicht gehörig angekündigten Verhandlungsgegenständen können keine Beschlüsse gefasst werden. Hiervon ausgenommen sind jedoch der Beschluss über den in einer Generalversammlung gestellten Antrag auf (i) Einberufung einer ausserordentlichen Generalversammlung sowie (ii) Durchführung einer Sonderprüfung gemäss Artikel 697a des Schweizerischen Obligationenrechts (OR).		2

No resolution may be passed at a General Meeting of Shareholders concerning an agenda item in relation to which due notice was not given. Proposals made during a General Meeting of Shareholders to (i) convene an Extraordinary General Meeting or (ii) initiate a special investigation in accordance with article 697a of the Swiss Code of Obligations (CO) are not subject to the due notice requirement set forth herein.

	3	Zur Stellung von Anträgen im Rahmen der Verhandlungsgegenstände und zu Verhandlungen ohne Beschlussfassung bedarf es keiner vorgängigen Ankündigung.		3	No prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken.
		Artikel 15			Article 15
Vorsitz der Generalver-sammlung, Protokoll, Stimmenzähler	1	An der Generalversammlung führt der Präsident des Verwaltungsrates oder, bei dessen Verhinderung, der Vizepräsident oder eine andere vom Verwaltungsrat bezeichnete Person den Vorsitz.	Acting Chair, Minutes, Vote Counters	1	At the General Meeting of Shareholders the Chairman of the Board of Directors or, in his absence, the Vice-Chairman or any other person designated by the Board of Directors, shall take the chair.
	2	Der Vorsitzende der Generalversammlung bestimmt den Protokollführer und die Stimmenzähler, die alle nicht Aktionäre sein müssen. Das Protokoll ist vom Vorsitzenden und vom Protokollführer zu unterzeichnen.		2

The acting chair of the General Meeting of Shareholders shall appoint the secretary and the vote counters, none of whom need be shareholders. The minutes of the General Meeting of Shareholders shall be signed by the acting chair and the secretary.

	3	Der Vorsitzende der Generalversammlung hat sämtliche Leitungsbefugnisse, die für die ordnungsgemässe Durchführung der Generalversammlung nötig sind.		3	The acting chair of the General Meeting of Shareholders shall have all powers and authority necessary and appropriate to ensure the orderly conduct of the General Meeting of Shareholders.
		Artikel 16			Article 16
Recht auf Teilnahme, Vertretung der Aktionäre

Jeder im Aktienbuch eingetragene Aktionär ist berechtigt, an der Generalversammlung und deren Beschlüsse teilzunehmen. Ein Aktionär kann sich an der Generalversammlung vertreten lassen, wobei der Vertreter nicht Aktionär sein muss. Der Verwaltungsrat regelt die Einzelheiten über die Vertretung und Teilnahme an der Generalversammlung in Verfahrensvorschriften.

			Right to Participation and Representation

Each shareholder recorded in the share register is entitled to participate at the General Meeting of Shareholders and in any vote taken. The shareholders may be represented by proxies who need not be shareholders. The Board of Directors shall issue the particulars of the right to representation and participation at the General Meeting of Shareholders in procedural rules.

		Artikel 17			Article 17
Stimmrecht		Jede Aktie berechtigt zu einer Stimme. Das Stimmrecht untersteht den Bedingungen von Artikel 7 und 9 dieser Statuten.	Voting Rights		Each Share shall convey the right to one vote. The right to vote is subject to the conditions of Articles 7and 9 of these Articles of Association.
		Artikel 18			Article 18
Beschlüsse und Wahlen	1	Die Generalversammlung fasst Beschlüsse und entscheidet Wahlen, soweit das Gesetz oder diese Statuten es nicht anders bestimmen, mit der relativen Mehrheit der abgegebenen Aktienstimmen (wobei Enthaltungen, sog. Broker Nonvotes, leere oder ungültige Stimmen für die Bestimmung des Mehrs nicht berücksichtigt werden).	Resolutions and Elections	1

Unless otherwise required by law or these Articles of Association, the General Meeting of Shareholders shall take resolutions and decide elections upon a relative majority of the votes cast at the General Meeting of Shareholders (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority).

	2	Die Generalversammlung entscheidet über die Wahl von Mitgliedern des Verwaltungsrates nach dem proportionalen Wahlverfahren, wonach diejenige Person, welche die grösste Zahl der abgegebenen Aktienstimmen für einen Verwaltungsratssitz erhält, als für den betreffenden Verwaltungsratssitz gewählt gilt. Aktienstimmen gegen einen Kandidaten, Stimmenthaltungen, sog. Broker Nonvotes, ungültige oder leere Stimmen haben für die Zwecke dieses Artikels 18 Abs. 2 keine Auswirkungen auf die Wahl von Mitgliedern des Verwaltungsrates.		2

The General Meeting of Shareholders shall decide elections of members of the Board of Directors upon a plurality of the votes cast at the General Meeting of Shareholders. A plurality means that the individual who receives the largest number of votes for a board seat is elected to that board seat. Votes against any candidate, abstentions, broker nonvotes, blank or invalid ballots shall have no impact on the election of members of the Board of Directors under this Article 18 para. 2.

	3	Für die Abwahl von amtierenden Mitgliedern des Verwaltungsrates gilt das Mehrheitserfordernis gemäss Artikel 20 Abs. 2(e) sowie das Präsenzquorum von Artikel 21 Abs. 1(a).		3	For the removal of a serving member of the Board of Directors, the voting requirement set forth in Article 20 para. 2(e) and the presence quorum set forth in Article 21 para. 1(a) shall apply.
	4	Die Abstimmungen und Wahlen erfolgen offen, es sei denn, dass die Generalversammlung schriftliche Abstimmung respektive Wahl beschliesst oder der Vorsitzende dies anordnet. Der Vorsitzende kann Abstimmungen und Wahlen auch mittels elektronischem Verfahren durchführen lassen. Elektronische Abstimmungen und Wahlen sind schriftlichen Abstimmen und Wahlen gleichgestellt.		4

Resolutions and elections shall be decided by a show of hands, unless a written ballot is resolved by the General Meeting of Shareholders or is ordered by the acting chair of the General Meeting of Shareholders. The acting chair may also hold resolutions and elections by use of an electronic voting system. Electronic resolutions and elections shall be considered equal to resolutions and elections taken by way of a written ballot.

	5	Der Vorsitzende kann eine offene Wahl oder Abstimmung immer durch eine schriftliche oder elektronische wiederholen lassen, sofern nach seiner Meinung Zweifel am Abstimmungsergebnis bestehen. In diesem Fall gilt die vorausgegangene offene Wahl oder Abstimmung als nicht geschehen.		5

The chair of the General Meeting of Shareholders may at any time order that an election or resolution decided by a show of hands be repeated by way of a written or electronic ballot if he considers the vote to be in doubt. The resolution or election previously held by a show of hands shall then be deemed to have not taken place.

		Artikel 19			Article 19
Befugnisse der Generalver-sammlung

Der Generalversammlung sind folgende Geschäfte vorbehalten:

(a)       Die Festsetzung und Änderung dieser Statuten;

(b)       die Wahl der Mitglieder des Verwaltungsrates und der Revisionsstelle;

(c)       die Genehmigung des Jahresberichtes und der Konzernrechnung;

(d)       die Genehmigung der Jahresrechnung sowie die Beschlussfassung über die Verwendung des Bilanzgewinnes, insbesondere die Festsetzung der Dividende;

(e)       die Entlastung der Mitglieder des Verwaltungsrates;

(f)       die Genehmigung eines Zusammenschlusses mit einem Nahestehenden Aktionär (gemäss der Definition dieser Begriffe in Artikel 35 dieser Statuten); und

(g)       die Beschlussfassung über die Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind oder ihr, vorbehältlich Artikel 716a OR, durch den Verwaltungsrat vorgelegt werden.

			Powers of the General Meeting of Shareholders

The following powers shall be vested exclusively in the General Meeting of Shareholders:

(a)      The adoption and amendment of these Articles of Association;

(b)     the election of the members of the Board of Directors and the Auditor;

(c)      the approval of the Annual Report and the Consolidated Financial Statements;

(d)     the approval of the Annual Statutory Financial Statements of the Company and the resolution on the allocation of profit shown on the Annual Statutory Balance Sheet, in particular the determination of any dividend;

(e)      the discharge from liability of the members of the Board of Directors;

(f)      the approval of a Business Combination with an Interested Shareholder (as each such term is defined in Article 35 of these Articles of Association); and

(g)     the adoption of resolutions on matters that are reserved to the General Meeting of Shareholders by law, these Articles of Association or, subject to article 716a CO, that are submitted to the General Meeting of Shareholders by the Board of Directors.

		Artikel 20			Article 20

Besonderes Quorum	1

Ein Beschluss der Generalversammlung, der mindestens zwei Drittel der an der Generalversammlung vertretenen Stimmen und die absolute Mehrheit der an der Generalversammlung vertretenen Aktiennennwerte auf sich vereinigt, ist erforderlich für:

(a)       Die Ergänzung oder Änderung des Gesellschaftszweckes gemäss Artikel 2 dieser Statuten;

(b)       die Einführung und Abschaffung von Stimmrechtsaktien;

(c)       die Beschränkung der Übertragbarkeit der Aktien und die Aufhebung einer solche Beschränkung;

(d)       die Beschränkung der Ausübung des Stimmrechts und die Aufhebung einer solchen Beschränkung;

(e)       eine genehmigte oder bedingte Kapitalerhöhung;

(f)       die Kapitalerhöhung (i) aus Eigenkapital, (ii) gegen Sacheinlage oder zwecks Sachübernahme oder (iii) die Gewährung von besonderen Vorteilen;

(g)       die Einschränkung oder Aufhebung des Bezugsrechts;

(h)       die Verlegung des Sitzes der Gesellschaft;

(i)        die Umwandlung von Namen- in Inhaberaktien und umgekehrt; und

(j)        die Auflösung der Gesellschaft.

			Special Vote	1

The approval of at least two-thirds of the votes and the absolute majority of the par value of Shares, each as represented at a General Meeting of Shareholders, shall be required for resolutions with respect to:

(a)      The amendment or modification of the purpose of the Company as described in Article 2 of these Articles of Association;

(b)     the creation and the cancelation of shares with privileged voting rights;

(c)      the restriction on the transferability of Shares and the cancelation of such restriction;

(d)     the restriction on the exercise of the right to vote and the cancelation of such restriction;

(e)      an authorized or conditional increase in share capital;

(f)      an increase in share capital (i) through the conversion of capital surplus, (ii) through contribution in kind or for purposes of an acquisition of assets, or (iii) the granting of special privileges;

(g)     the limitation on or withdrawal of preemptive rights;

(h)     the relocation of the registered office of the Company;

(i)      the conversion of registered shares into bearer shares and vice versa; and

(j)      the dissolution of the Company.

	2	Ein Beschluss der Generalversammlung, der mindestens zwei Drittel aller stimmberechtigten Aktien auf sich vereinigt, ist erforderlich für:		2	The approval of at least two-thirds of the Shares entitled to vote shall be required for:
		(a) Jede Änderung von Artikel 14 Abs. 1 dieser Statuten;			(a) Any change to Article 14 para. 1 of these Articles of Association;
		(b) jede Änderung von Artikel 18 dieser Statuten;			(b) any change to Article 18 of these Articles of Association;
		(c) jede Änderung dieses Artikels 20 Abs. 2;			(c) any change to this Article 20 para. 2;
		(d) jede Änderung von Artikel 21, 22, 23 oder 24 dieser Statuten; und			(d) any change to Article 21, 22, 23 or 24 of these Articles of Association; and
		(e) die Abwahl eines amtierenden Mitglieds des Verwaltungsrates.			(e) a resolution with respect to the removal of a serving member of the Board of Directors.

3

Zusätzlich zu etwaigen gesetzlich bestehenden Zustimmungserfordernissen ist ein Beschluss der Generalversammlung mit einer Mehrheit, die mindestens die Summe von: (i) zwei Drittel aller stimmberechtigten Aktien; zuzüglich (ii) einer Zahl von stimmberechtigten Aktien, die einem Drittel der von Nahestehenden Aktionären (wie in Artikel 35 dieser Statuten definiert) gehaltenen Aktienstimmen entspricht, auf sich vereinigt, erforderlich für (1) jeden Zusammenschluss der Gesellschaft mit einem Nahestehenden Aktionär innerhalb eines Zeitraumes von drei Jahren, seitdem diese Person zu einem Nahestehenden Aktionär wurde, (2) jede Änderung von Artikel 19(f) dieser Statuten oder (3) jede Änderung von Artikel 20 Abs. 3 dieser Statuten (einschliess der dazugehörigen Definitionen in Artikel 35 dieser Statuten). Das im vorangehenden Satz aufgestellte Zustimmungserfordernis ist jedoch nicht anwendbar falls:

3

In addition to any approval that may be required under applicable law, the approval of a majority at least equal to the sum of: (i) two-thirds of the Shares entitled to vote; plus (ii) a number of Shares entitled to vote that is equal to one-third of the number of Shares held by Interested Shareholders (as defined in Article 35 of these Articles of Association), shall be required for the Company to (1) engage in any Business Combination with an Interested Shareholder for a period of three years following the time that such Person became an Interested Shareholder, (2) amend Article 19(f) of these Articles of Association or (3) amend this Article 20 para. 3 of these Articles of Association (including any of definitions pertaining thereto as set forth in Article 35 of these Articles of Association); provided, however, that the approval requirement in the preceding sentence shall not apply if:

(a)       der Verwaltungsrat, bevor diese Person zu einem Nahestehenden Aktionär wurde, entweder den Zusammenschluss oder eine andere Transaktion genehmigte, als Folge derer diese Person zu einem Nahestehenden Aktionär wurde;

(a)       Prior to such time that such Person became an Interested Shareholder, the Board of Directors approved either the Business Combination or the transaction which resulted in such Person becoming an Interested Shareholder;

(b)       nach Vollzug der Transaktion, als Folge derer diese Person zu einem Nahestehenden Aktionär wurde, der Nahestehende Aktionär mindestens 85% der unmittelbar vor Beginn der betreffenden Transaktion allgemein stimmberechtigten Aktien hält, wobei zur Bestimmung der Anzahl der allgemein stimmberechtigten Aktien (nicht jedoch zur Bestimmung der durch den Nahestehenden Aktionär gehaltenen Aktien) folgende Aktien nicht zu berücksichtigen sind: Aktien, (x) welche von Personen gehalten werden, die sowohl Verwaltungsrats- wie Geschäftsleitungsmitglieder sind, und (y) welche für Mitarbeiteraktienpläne reserviert sind, soweit die diesen Plänen unterworfenen Mitarbeiter nicht das Recht haben, unter Wahrung der Vertraulichkeit darüber zu entscheiden, ob Aktien, die dem betreffenden Mitarbeiteraktienplan unterstehen, in einem Übernahme- oder Austauschangebot angedient werden sollen oder nicht;

(b)       upon consummation of the transaction which resulted in such Person becoming an Interested Shareholder, the Interested Shareholder Owned at least 85% of the Shares generally entitled to vote at the time the transaction commenced, excluding for purposes of determining such number of Shares then in issue (but not for purposes of determining the Shares Owned by the Interested Shareholder), those Shares Owned (x) by Persons who are both members of the Board of Directors and officers of the Company and (y) by employee share plans in which employee participants do not have the right to determine confidentially whether Shares held subject to the plan will be tendered in a tender or exchange offer;

(c)       eine Person unbeabsichtigterweise zu einem Nahestehenden Aktionär wird und (x) das Eigentum an einer genügenden Anzahl Aktien sobald als möglich veräussert, so dass sie nicht mehr länger als Nahestehender Aktionär qualifiziert und (y) zu keinem Zeitpunkt während der drei dem Zusammenschluss zwischen der Gesellschaft und dieser Person unmittelbar vorangehenden Jahren als Nahestehender Aktionär gegolten hätte, ausgenommen aufgrund des unbeabsichtigten Erwerbs der Eigentümerschaft.

(c)       a Person becomes an Interested Shareholder inadvertently and (x) as soon as practicable divests itself of Ownership of sufficient Shares so that such Person ceases to be an Interested Shareholder and (y) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Person, have been an Interested Shareholder but for the inadvertent acquisition of Ownership;

(d)       der Zusammenschluss vor Vollzug oder Verzicht auf und nach öffentlicher Bekanntgabe oder der nach diesem Abschnitt erforderlichen Mitteilung (was auch immer früher erfolgt) eine(r) beabsichtigten Transaktion vorgeschlagen wird, welche (i) eine der Transaktionen im Sinne des zweiten Satzes dieses Artikels 20 Abs. 3(d) darstellt; (ii) mit oder von einer Person abgeschlossen wird, die entweder während den letzten drei Jahren kein Nahestehender Aktionär war oder zu einem Nahestehenden Aktionär mit der Genehmigung des Verwaltungsrates; und (iii) von einer Mehrheit der dannzumal amtierenden Mitglieder des Verwaltungsrates (aber mindestens einem) genehmigt oder nicht abgelehnt wird, die entweder bereits Verwaltungsratsmitglieder waren, bevor in den drei vorangehenden Jahren irgendeine Person zu einem Nahestehenden Aktionär wurde, oder die auf Empfehlung einer Mehrheit solcher Verwaltungsratsmitglieder als deren Nachfolger zur Wahl vorgeschlagen wurden. Die im vorangehenden Satz erwähnten beabsichtigen Transaktionen sind auf folgende beschränkt: (x) eine Fusion oder andere Form des Zusammenschlusses der Gesellschaft (mit Ausnahme einer Fusion, welche keine Genehmigung durch die Generalversammlung der Gesellschaft voraussetzt); (y) ein Verkauf, eine Vermietung oder Verpachtung, hypothekarische Belastung oder andere Verpfändung, Übertragung oder andere Verfügung (ob in einer oder mehreren Transaktionen), einschliesslich im Rahmen eines Tauschs, von Vermögenswerten der Gesellschaft oder einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird (jedoch nicht an eine direkt oder indirekt zu 100% gehaltene Konzerngesellschaft oder an die Gesellschaft), soweit diese Vermögenswerte einen Marktwert von 50% oder mehr entweder des auf konsolidierter Basis aggregierten Marktwertes aller Vermögenswerte der Gesellschaft oder des aggregierten Marktwertes aller dann ausgegebenen Aktien haben, unabhängig davon, ob eine dieser Transaktionen Teil einer Auflösung der Gesellschaft ist oder nicht; oder (z) ein vorgeschlagenes Übernahme- oder Umtauschangebot für 50% oder mehr der ausstehenden Stimmrechte der Gesellschaft. Die Gesellschaft muss Nahestehenden Aktionären sowie den übrigen Aktionären den Vollzug einer der unter (x) oder (y) des zweiten Satzes dieses Artikels 20 Abs. 3(d) erwähnten Transaktionen mindestens 20 Kalendertage vorher mitteilen.

(d)the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Article 20 para. 3(d); (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board of Directors; and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than one) who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Company (except for a merger in respect of which no vote of the Company’s shareholders is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-Owned subsidiary of the Company (other than to any direct or indirect wholly Owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued shares; or (z) a proposed tender or exchange offer for 50% or more of the voting shares then in issue. The Company shall give not less than 20 days’ notice to all Interested Shareholders as well as to the other shareholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Article 20 para. 3(d).

		Artikel 21			Article 21
Präsenzquorum	1	Die nachfolgend aufgeführten Angelegenheiten erfordern zum Zeitpunkt der Konstituierung der Generalversammlung ein Präsenzquorum von Aktionären, welche mindestens zwei Drittel des im Handelsregister eingetragenen Aktienkapitals vertreten, damit die Generalversammlung beschlussfähig ist: (a) Die Beschlussfassung über die Abwahl eines amtierenden Verwaltungsratsmitglieds; und (b) die Beschlussfassung, diesen Artikel 21 oder Artikel 18, 19(f), 20, 22, 23 oder 24 dieser Statuten zu ergänzen, zu ändern, nicht anzuwenden oder ausser Kraft zu setzen.	Presence Quorum	1

The matters set forth below require that a quorum of shareholders of record holding in person or by proxy at least two-thirds of the share capital recorded in the Commercial Register are present at the time when the General Meeting of Shareholders proceeds to business:

(a)       the adoption of a resolution to remove a serving Director; and

(b)       the adoption of a resolution to amend, vary, suspend the operation of, disapply or cancel this Article 21 or Articles 18, 19(f), 20, 22, 23 or 24 of these Articles of Association.

	2	Jede andere Beschlussfassung oder Wahl setzt zu ihrer Gültigkeit voraus, dass zum Zeitpunkt der Konstituierung der Generalversammlung zumindest die Mehrheit aller stimmberechtigten Aktien anwesend ist. Die Aktionäre können mit der Behandlung der Traktanden fortfahren, selbst wenn Aktionäre nach Bekanntgabe des Quorums durch den Vorsitzenden die Generalversammlung verlassen und damit weniger als das geforderte Präsenzquorum an der Generalversammlung verbleibt.		2

The adoption of any other resolution or election requires that at least a majority of all the Shares entitled to vote be represented at the time when the General Meeting of Shareholders proceeds to business. The shareholders present at a General Meeting of Shareholders may continue to transact business, despite the withdrawal of shareholders from such General Meeting of Shareholders following announcement of the presence quorum at that meeting.

		B. Verwaltungsrat			B. Board of Directors
		Artikel 22			Article 22

Anzahl der Verwaltungs-räte		Der Verwaltungsrat besteht aus mindestens zwei und höchstens 14 Mitgliedern.	Number of Directors		The Board of Directors shall consist of no less than two and no more than 14 members.
		Artikel 23			Article 23
Amtsdauer	1

Die Verwaltungsräte werden vom Verwaltungsrat in drei Klassen aufgeteilt, welche als Klasse I, Klasse II und Klasse III bezeichnet werden. An jeder ordentlichen Generalversammlung soll jede Klasse Verwaltungsräte, deren Amtsdauer abläuft, für eine Amtsdauer von drei Jahren bzw. bis zur Wahl eines Nachfolgers in sein Amt gewählt werden. Der Verwaltungsrat legt die Reihenfolge der Wiederwahl fest, wobei die erste Amtszeit einer Klasse von Verwaltungsräten auch weniger als drei Jahre betragen kann. Für die Zwecke dieser Bestimmung ist unter einem Jahr der Zeitabschnitt zwischen zwei ordentlichen Generalversammlungen zu verstehen.

			Term of Office	1

The Board of Directors shall divide its members into three classes, designated Class I, Class II and Class III. At each Annual General Meeting, each class of the members of the Board of Directors whose term shall then expire shall be elected to hold office for a three-year term or until the election of their respective successor in office. The Board of Directors shall establish the order of rotation, whereby the first term of office of members of a particular Class may be less than three years. For purposes of this provision, one year shall mean the period between two Annual General Meetings of Shareholders.

	2	Wenn ein Verwaltungsratsmitglied vor Ablauf seiner Amtsdauer aus welchen Gründen auch immer ersetzt wird, endet die Amtsdauer des an seiner Stelle gewählten neuen Verwaltungsratsmitgliedes mit dem Ende der Amtsdauer seines Vorgängers.		2

If, before the expiration of his term of office, a Director should be replaced for whatever reason, the term of office of the newly elected member of the Board of Directors shall expire at the end of the term of office of his predecessor.

		Artikel 24			Article 24

Organisation des Verwaltungs-rates	1	Der Verwaltungsrat wählt aus seiner Mitte einen Vorsitzenden. Er kann einen oder mehrere Vizepräsidenten wählen. Er bestellt weiter einen Sekretär, welcher nicht Mitglied des Verwaltungsrates sein muss. Der Verwaltungsrat regelt unter Vorbehalt der Bestimmungen des Gesetzes und dieser Statuten die Einzelheiten seiner Organisation in einem Organisationsreglement.	Organization of the Board, Remuneration	1

The Board of Directors shall elect from among its members a Chairman. It may elect one or more Vice-Chairmen. It shall further appoint a Secretary, who need not be a member of the Board of Directors. Subject to applicable law and these Articles of Association, the Board of Directors shall establish the particulars of its organization in organizational regulations.

	2	Die Mitglieder des Verwaltungsrates haben Anspruch auf Ersatz ihrer im Interesse der Gesellschaft aufgewendeten Auslagen sowie auf eine ihrer Tätigkeit und Verantwortung entsprechende Entschädigung, die der Verwaltungsrat auf Antrag eines Ausschusses des Verwaltungsrates festlegt.		2

The members of the Board of Directors shall be entitled to reimbursement of all expenses incurred in the interest of the Company, as well as remuneration for their services that is appropriate in view of their functions and responsibilities. The amount of the remuneration shall be determined by the Board of Directors upon recommendation by a committee of the Board of Directors.

	3

Soweit gesetzlich zulässig, hält die Gesellschaft aktuelle und ehemalige Mitglieder des Verwaltungsrates und der Geschäftsleitung sowie deren Erben, Konkurs- oder Nachlassmassen aus Gesellschaftsmitteln für Schäden, Verluste und Kosten aus drohenden, hängigen oder abgeschlossenen Klagen, Verfahren oder Untersuchungen zivil-, straf- oder verwaltungsrechtlicher oder anderer Natur schadlos, welche ihnen oder ihren Erben, Konkurs- oder Nachlassmassen entstehen aufgrund von tatsächlichen oder behaupteten Handlungen, Zustimmungen oder Unterlassungen im Zusammenhang mit der Ausübung ihrer Pflichten oder behaupteten Pflichten oder aufgrund der Tatsache, dass sie Mitglied des Verwaltungsrates oder der Geschäftsleitung der Gesellschaft sind oder waren oder auf Aufforderung der Gesellschaft als Mitglied des Verwaltungsrates, der Geschäftsleitung oder als Arbeitnehmer oder Agent eines anderen Unternehmens, einer anderen Gesellschaft, einer nicht-rechtsfähigen Personengesellschaft oder eines Trusts sind oder waren. Diese Pflicht zur Schadloshaltung besteht nicht, soweit in einem endgültigen, nicht weiterziehbaren Entscheid eines zuständigen Gerichts bzw. einer zuständigen Verwaltungsbehörde entschieden worden ist, dass eine der genannten Personen ihre Pflichten als Mitglied des Verwaltungsrates oder der Geschäftsleitung absichtlich oder grobfahrlässig verletzt hat.

				3

The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the existing and former members of the Board of Directors and officers, and their heirs, executors and administrators, out of the assets of the Company from and against all threatened, pending or completed actions, suits or proceedings – whether civil, criminal, administrative or investigative – and all costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or by reason of the fact that he is or was a member of the Board of Director or officer of the Company, or while serving as a member of the Board of Director or officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the Board of Director or officer.

	4	Ohne den vorangehenden Absatz 3 dieses Artikels 24 einzuschränken, bevorschusst die Gesellschaft Mitgliedern des Verwaltungsrates und der Geschäftsleitung Gerichts- und Anwaltskosten. Die Gesellschaft kann solche Vorschüsse zurückfordern, wenn ein zuständiges Gericht oder eine zuständige Verwaltungsbehörde in einem endgültigen, nicht weiterziehbaren Urteil bzw. Entscheid zum Schluss kommt, dass eine der genannten Personen ihre Pflichten als Mitglied des Verwaltungsrates oder der Geschäftsleitung absichtlich oder grobfahrlässig verletzt hat.		4

Without limiting the foregoing paragraph 3 of this Article 24, the Company shall advance court costs and attorneys’ fees to the existing and former members of the Board of Directors and officers. The Company may however recover such advanced costs if any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a Director of officer.

		Artikel 25			Article 25
Befugnisse des Verwaltungs-rates	1	Der Verwaltungsrat hat die in Artikel 716a OR statuierten unübertragbaren und unentziehbaren Aufgaben, insbesondere: (a) die Oberleitung der Gesellschaft und die Erteilung der nötigen Weisungen; (b) die Festlegung der Organisation; und (c) die Oberaufsicht über die mit der Geschäftsführung betrauten Personen, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen.	Specific Powers of the Board	1

The Board of Directors has the non-delegable and inalienable duties as specified in Article 716a CO, in particular:

(a)       the ultimate direction of the business of the Company and the issuance of the required directives;

(b)       the determination of the organization of the Company; and

(c)       the ultimate supervision of the persons entrusted with management duties, in particular with regard to compliance with law, these Articles of Association, regulations and directives.

	2	Der Verwaltungsrat kann überdies in allen Angelegenheiten Beschluss fassen, die nicht nach Gesetz oder Statuten der Generalversammlung zugeteilt sind.		2	In addition, the Board of Directors may pass resolutions with respect to all matters that are not reserved to the General Meeting of Shareholders by law or under these Articles of Association.
	3	Der Verwaltungsrat kann Beteiligungspläne der Gesellschaft der Generalversammlung zur Genehmigung vorlegen.		3	The Board of Directors may submit benefit or incentive plans of the Company to the General Meeting of Shareholders for approval.
		Artikel 26			Article 26
Übertragung von Befugnissen

Der Verwaltungsrat kann unter Vorbehalt von Artikel 25 Abs. 1 dieser Statuten sowie der Vorschriften des Schweizerischen Obligationenrechts die Geschäftsführung nach Massgabe eines Organisationsreglements ganz oder teilweise an eines oder mehrere seiner Mitglieder, an einen oder mehrere Ausschüsse des Verwaltungsrates oder an Dritte übertragen.

			Delegation of Powers

Subject to Article 25 para. 1 of these Articles of Association and the applicable provisions of the Swiss Code of Obligations, the Board of Directors may delegate the management of the Company in whole or in part to individual directors, one or more committees of the Board of Directors or to persons other than Directors pursuant to organizational regulations.

		Artikel 27			Article 27
Sitzungen des Verwaltungsrats	1	Sofern das vom Verwaltungsrat erlassene Organisationsreglement nichts anderes festlegt, ist zur gültigen Beschlussfassung über Geschäfte des Verwaltungsrates die Anwesenheit einer Mehrheit der Mitglieder des gesamten Verwaltungsrates notwendig. Kein Präsenzquorum ist erforderlich für die Anpassungs- und Feststellungsbeschlüsse des Verwaltungsrates im Zusammenhang mit Kapitalerhöhungen.	Meeting of the Board of Directors	1

Except as otherwise set forth in organizational regulations of the Board of Directors, the attendance quorum necessary for the transaction of the business of the Board of Directors shall be a majority of the whole Board of Directors. No attendance quorum shall be required for resolutions of the Board of Directors providing for the confirmation of a capital increase or for the amendment of the Articles of Association in connection therewith.

	2	Der Verwaltungsrat fasst seine Beschlüsse mit einer Mehrheit der von den anwesenden Verwaltungsräten abgegebenen Stimmen, vorausgesetzt, das Präsenzquorum von Absatz 1 dieses Artikels 27 ist erfüllt. Der Vorsitzende hat bei Stimmengleichheit keinen Stichentscheid.		2

The Board of Directors shall pass its resolutions with the majority of the votes cast by the Directors present at a meeting at which the attendance quorum of para. 1 of this Article 27 is satisfied. The Chairman shall have no casting vote.

		Artikel 28			Article 28
Zeichnungs-berechtigung		Die rechtsverbindliche Vertretung der Gesellschaft durch Mitglieder des Verwaltungsrates und durch Dritte wird in einem Organisationsreglement festgelegt.	Signature Power		The due and valid representation of the Company by members of the Board of Directors and other persons shall be set forth in organizational regulations.
		C. Revisionsstelle			C. Auditor
		Artikel 29			Article 29
Amtsdauer, Befugnisse und Pflichten	1	Die Revisionsstelle wird von der Generalversammlung gewählt und es obliegen ihr die vom Gesetz zugewiesenen Befugnisse und Pflichten.	Term, Powers and Duties	1	The Auditor shall be elected by the General Meeting of Shareholders and shall have the powers and duties vested in it by law.
	2	Die Amtsdauer der Revisionsstelle beträgt ein Jahr, beginnend am Tage der Wahl an einer ordentlichen Generalversammlung und endend am Tage der nächsten ordentlichen Generalversammlung.		2

The term of office of the Auditor shall be one year, commencing on the day of election at an Annual General Meeting of Shareholders and terminating on the day of the next Annual General Meeting of Shareholders.

		Abschnitt 4: Jahresrechnung, Konzernrechnung und Gewinnverteilung			Section 4: Annual Statutory Financial Statements, Consolidated Financial Statements and Profit Allocation
		Artikel 30			Article 30
Geschäftsjahr		Der Verwaltungsrat legt das Geschäftsjahr fest.	Fiscal Year		The Board of Directors determines the fiscal year.
		Artikel 31			Article 31

Verteilung des Bilanzgewinns, Reserven	1	Über den Bilanzgewinn verfügt die Generalversammlung im Rahmen der anwendbaren gesetzlichen Vorschriften. Der Verwaltungsrat unterbreitet ihr seine Vorschläge.	Allocation of Profit Shown on the Annual Statutory Balance Sheet, Reserves	1

The profit shown on the Annual Statutory Balance Sheet shall be allocated by the General Meeting of Shareholders in accordance with applicable law. The Board of Directors shall submit its proposals to the General Meeting of Shareholders.

	2	Neben der gesetzlichen Reserve können weitere Reserven geschaffen werden.		2	Further reserves may be taken in addition to the reserves required by law.
	3	Dividenden, welche nicht innerhalb von fünf Jahren nach ihrem Auszahlungsdatum bezogen werden, fallen an die Gesellschaft und werden in die allgemeinen gesetzlichen Reserven verbucht.		3	Dividends that have not been collected within five years after their payment date shall enure to the Company and be allocated to the general statutory reserves.
		Abschnitt 5: Auflösung und Liquidation			Section 5: Winding-up and Liquidation
		Artikel 32			Article 32
Auflösung und Liquidation	1	Die Generalversammlung kann jederzeit die Auflösung und Liquidation der Gesellschaft nach Massgabe der gesetzlichen und statutarischen Vorschriften beschliessen.	Winding-up and Liquidation	1	The General Meeting of Shareholders may at any time resolve on the winding-up and liquidation of the Company pursuant to applicable law and the provisions set forth in these Articles of Association.
	2	Die Liquidation wird durch den Verwaltungsrat durchgeführt, sofern sie nicht durch die Generalversammlung anderen Personen übertragen wird.		2	The liquidation shall be effected by the Board of Directors, unless the General Meeting of Shareholders shall appoint other persons as liquidators.
	3	Die Liquidation der Gesellschaft erfolgt nach Massgabe der gesetzlichen Vorschriften.		3	The liquidation of the Company shall be effectuated pursuant to the statutory provisions.
	4	Nach erfolgter Tilgung der Schulden wird das Vermögen unter die Aktionäre nach Massgabe der eingezahlten Beträge verteilt, soweit diese Statuten nichts anderes vorsehen.		4	Upon discharge of all liabilities, the assets of the Company shall be distributed to the shareholders pursuant to the amounts paid in, unless these Articles of Association provide otherwise.
		Abschnitt 6: Bekanntmachungen, Mitteilungen			Section 6: Announcements, Communications
		Artikel 33			Article 33

Bekannt-machungen, Mitteilungen	1	Publikationsorgan der Gesellschaft ist das Schweizerische Handelsamtsblatt.	Announce-ments, Com-munications	1	The official means of publication of the Company shall be the Swiss Official Gazette of Commerce.
	2

Soweit keine individuelle Benachrichtigung durch das Gesetz, börsengesetzliche Bestimmungen oder diese Statuten verlangt wird, gelten sämtliche Mitteilungen an die Aktionäre als gültig erfolgt, wenn sie im Schweizerischen Handelsamtsblatt veröffentlicht worden sind. Schriftliche Bekanntmachungen der Gesellschaft an die Aktionäre werden auf dem ordentlichen Postweg an die letzte im Aktienbuch verzeichnete Adresse des Aktionärs oder des bevollmächtigten Empfängers geschickt. Finanzinstitute, welche Aktien für wirtschaftlich Berechtigte halten und als solches im Aktienbuch eingetragen sind, gelten als bevollmächtigte Empfänger.

				2

To the extent that individual notification is not required by law, stock exchange regulations or these Articles of Association, all communications to the shareholders shall be deemed valid if published in the Swiss Official Gazette of Commerce. Written communications by the Company to its shareholders shall be sent by ordinary mail to the last address of the shareholder or authorized recipient recorded in the share register. Financial institutions holding Shares for beneficial owners and recorded in such capacity in the share register shall be deemed to be authorized recipients.

		Abschnitt 7: Verbindlicher Originaltext			Section 7: Original Language
		Artikel 34			Article 34
Verbindlicher Originaltext		Falls sich zwischen der deutschen und englischen Fassung dieser Statuten Differenzen ergeben, hat die deutsche Fassung Vorrang.	Original Language		In the event of deviations between the German and English version of these Articles of Association, the German text shall prevail.
		Abschnitt 8: Definitionen			Section 8: Definitions
		Artikel 35			Article 35
Aktie(n)	1	Der Begriff Aktie(n) hat die in Artikel 4 dieser Statuten aufgeführte Bedeutung.	Share(s)	1	The term Share(s) has the meaning assigned to it in Article 4 of these Articles of Association.
Eigentümer	2	Eigentümer(in), unter Einschluss der Begriffe Eigentum, halten,gehalten, Eigentümerschaft oder ähnlicher Begriffe, bedeutet, wenn verwendet mit Bezug auf Aktien, jede Person, welche allein oder zusammen mit oder über Nahestehende Gesellschaften oder Nahestehende Personen:	Owner	2	Owner, including the terms Own, Owned and Ownership when used with respect to any Shares means a Person that individually or with or through any of its Affiliates or Associates:
		(a) wirtschaftliche Eigentümerin dieser Aktien ist, ob direkt oder indirekt;			(a) beneficially Owns such Shares, directly or indirectly;

(b)    (1) das Recht hat, aufgrund eines Vertrags, einer Absprache oder einer anderen Vereinbarung, oder aufgrund der Ausübung eines Wandel-, Tausch-, Bezugs- oder Optionsrechts oder anderweitig Aktien zu erwerben (unabhängig davon, ob dieses Recht sofort ausübbar ist oder nur nach einer gewissen Zeit); vorausgesetzt, dass eine Person nicht als Eigentümerin derjenigen Aktien gelten soll, die im Rahmen eines Übernahme- oder Umtauschangebots, das diese Person oder eine dieser Person Nahestehende Gesellschaft oder Nahestehende Person eingeleitet hat, angedient werden, bis diese Aktien verbindlich zum Kauf oder Tausch akzeptiert werden; oder (2) das Recht hat, die Stimmrechte dieser Aktien aufgrund eines Vertrags, einer Absprache oder einer anderen Vereinbarung auszuüben; vorausgesetzt, dass eine Person nicht als Eigentümerin von Aktien gilt infolge des Rechts, das Stimmrecht auszuüben, soweit der diesbezügliche Vertrag, die diesbezügliche Absprache oder die diesbezügliche andere Vereinbarung nur aufgrund einer widerruflichen Vollmacht (proxy) oder Zustimmung zustande gekommen ist, und diese Vollmacht (proxy) oder Zustimmung in Erwiderung auf eine an 10 oder mehr Personen gemachte diesbezügliche Aufforderung ergangen ist; oder

(b)       has (1) the right to acquire such Shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Owner of Shares tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Shares are accepted for purchase or exchange; or (2) the right to vote such Shares pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Owner of any Shares because of such Person’s right to vote such Shares if the agreement, arrangement or understanding to vote such Shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or

(c)    zwecks Erwerbs, Haltens, Stimmrechtsausübung (mit Ausnahme der Stimmrechtsausübung aufgrund einer widerruflichen Vollmacht (proxy) oder Zustimmung wie in Artikel 35 Abs. 2(b)(ii)(2) umschrieben) oder Veräusserung dieser Aktien mit einer anderen Person in einen Vertrag, eine Absprache oder eine andere Vereinbarung getreten ist, die direkt oder indirekt entweder selbst oder über ihr Nahestehende Gesellschaften oder Nahestehende Personen wirtschaftlich Eigentümerin dieser Aktien ist.

(c)       has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in Article 35 para. 2(b)(ii)(2)), or disposing of such Shares with any other Person that beneficially Owns, or whose Affiliates or Associates beneficially Own, directly or indirectly, such Shares.

Gesellschaft	3	Der BegriffGesellschaft hat die in Artikel 1 dieser Statuten aufgeführte Bedeutung.	Company	3	The term Company has the meaning assigned to it in Article 1 of these Articles of Association.

Kontrolle	4

Kontrolle, einschliesslich die Begriffe kontrollierend, kontrolliert von und unter gemeinsamer Kontrolle mit, bedeutet die Möglichkeit, direkt oder indirekt auf die Geschäftsführung und die Geschäftspolitik einer Person Einfluss zu nehmen, sei es aufgrund des Haltens von Stimmrechten, eines Vertrags oder auf andere Weise. Eine Person, welche 20% oder mehr der ausgegebenen oder ausstehenden Stimmrechte einer Kapitalgesellschaft, rechts- oder nicht-rechtsfähigen Personengesellschaft oder eines anderen Rechtsträgers hält, hat mangels Nachweises des Gegenteils unter Anwendung des Beweismasses der überwiegenden Wahrscheinlichkeit der Beweismittel vermutungsweise Kontrolle über einen solchen Rechtsträger. Ungeachtet des Voranstehenden gilt diese Vermutung der Kontrolle nicht, wenn eine Person in Treu und Glauben und nicht zur Umgehung dieser Bestimmung Stimmrechte als Stellvertreter (agent), Bank, Börsenmakler (broker), Nominee, Depotbank (custodian)oder Treuhänder (trustee) für einen oder mehrere Eigentümer hält, die für sich allein oder zusammen als Gruppe keine Kontrolle über den betreffenden Rechtsträger haben.

		Control	4

Control, including the terms controlling, controlled by and under common control with, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the Ownership of voting shares, by contract, or otherwise. A Person who is the Owner of 20% or more of the issued or outstanding voting shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more Owners who do not individually or as a group have control of such entity.

Nahestehender Aktionär	5

Nahestehender Aktionär bedeutet jede Person (unter Ausschluss der Gesellschaft oder jeder direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird), (i) die Eigentümerin von 15% oder mehr der ausgegebenen Aktien ist, oder (ii) die als Nahestehende Gesellschaft oder Nahestehende Person anzusehen ist und irgendwann in den drei unmittelbar vorangehenden Jahren vor dem Zeitpunkt, zu dem bestimmt werden muss, ob diese Person ein Nahestehender Aktionär ist, Eigentümerin von 15% oder mehr der ausgegebenen Stimmrechte gewesen ist, ebenso wie jede Nahestehende Gesellschaft und Nahestehende Person dieser Person; vorausgesetzt, dass eine Person nicht als Nahestehender Aktionär gilt, die aufgrund von Handlungen, die ausschliesslich der Gesellschaft zuzurechnen sind, Eigentümerin von Aktien in Überschreitung der 15%-Beschränkung ist; wobei jedoch jede solche Person dann als Nahestehender Aktionär gilt, falls sie später zusätzliche Stimmrechte erwirbt, ausser dieser Erwerb erfolgt aufgrund von weiteren Gesellschaftshandlungen, die weder direkt noch indirekt von dieser Person beeinflusst werden. Zur Bestimmung, ob eine Person ein Nahestehender Aktionär ist, sind die als ausgegeben geltenden Stimmrechte unter Einschluss der von dieser Person gehaltenen Aktien (unter Anwendung des Begriffs “gehalten” wie in Artikel 35 Abs. 2 dieser Statuten definiert) zu berechnen, jedoch unter Ausschluss von nichtausgegebenen Aktien, die aufgrund eines Vertrags, einer Absprache oder einer anderen Vereinbarung, oder aufgrund der Ausübung eines Wandel-, Bezugs- oder Optionsrechts oder anderweitig ausgegeben werden können;

			Interested Shareholder	5

Interested Shareholder means any Person (other than the Company or any direct or indirect majority-Owned subsidiary of the Company) (i) that is the Owner of 15% or more of the issued Shares of the Company or (ii) that is an Affiliate or Associate of the Company and was the Owner of 15% or more of the issued Shares at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Shareholder, and also the Affiliates and Associates of such Person; provided, however, that the term Interested Shareholder shall not include any Person whose Ownership of Shares in excess of the 15% limitation is the result of action taken solely by the Company; provided that such Person shall be an Interested Shareholder if thereafter such Person acquires additional Shares, except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an Interested Shareholder, the Shares deemed to be in issue shall include Shares deemed to be Owned by the Person (through the application of the definition of Owner in Article 35 para. 2 of these Articles of Association) but shall not include any other unissued Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

Nahestehende Gesellschaft	6	Nahestehende Gesellschaft bedeutet jede Person, die direkt oder indirekt über eine oder mehrere Mittelspersonen eine andere Person kontrolliert, von einer anderen Person kontrolliert wird, oder unter gemeineinsamer Kontrolle mit einer anderen Person steht.	Affiliate	6	Affiliate means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.
Nahestehende Person	7

Nahestehende Person bedeutet, wenn verwendet zur Bezeichnung einer Beziehung zu einer Person, (i) jede Kapitalgesellschaft, rechts- oder nicht-rechtsfähige Personengesellschaft oder ein anderer Rechtsträger, von welcher diese Person Mitglied des Leitungs- oder Verwaltungsorgans, der Geschäftsleitung oder Gesellschafter ist oder von welcher diese Person, direkt oder indirekt, Eigentümerin von 20% oder mehr einer Kategorie von Aktien oder anderer Anteilsrechte ist, die ein Stimmrecht vermitteln, (ii) jedes Treuhandvermögen (Trust) oder jede andere Vermögenseinheit, an der diese Person wirtschaftlich einen Anteil von 20% oder mehr hält oder in Bezug auf welche diese Person als Verwalter (trustee) oder in ähnlich treuhändischer Funktion tätig ist, und (iii) jeder Verwandte, Ehe- oder Lebenspartner dieser Person, oder jede Verwandte des Ehe- oder Lebenspartners, jeweils soweit diese den gleichen Wohnsitz haben wie diese Person.

			Associate	7

Associate, when used to indicate a relationship with any Person, means (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the Owner of 20% or more of any class of voting shares, (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

OR	8	Der Begriff OR hat die in Artikel 14 Abs. 2 dieser Statuten aufgeführte Bedeutung.	CO	8	The term CO has the meaning assigned to it in Article 14 para. 2 of these Articles of Association.

Person	9	Person bedeutet jede natürliche Person, Kapitalgesellschaft, rechts- oder nicht-rechtsfähige Personengesellschaft oder jeder andere Rechtsträger;	Person	9	Person means any individual, corporation, partnership, unincorporated association or other entity.
Rechte	10	Der Begriff Rechte hat die in Artikel 6 Abs. 1 dieser Statuten aufgeführte Bedeutung.	Rights	10	The term Rights has the meaning assigned to it in Article 6 para. 1 of these Articles of Association.
Mit Rechten verbundenen Obligationen	11	Der Begriff mit Rechten verbundenen Obligationen hat die in Artikel 6 Abs. 1 dieser Statuten aufgeführte Bedeutung.	Rights-Bearing Obligations	11	The term Rights-Bearing Obligations has the meaning assigned to it in Article 6 para. 1 of these Articles of Association.
SEC	12	Der Begriff SEC hat die in Artikel 12 Abs. 2 dieser Statuten aufgeführte Bedeutung.	SEC	12	The term SEC has the meaning assigned to it in Article 12 para. 2 of these Articles of Association.
Transfer Agent	13	Der Begriff Transfer Agent hat die in Artikel 8 Abs. 3 dieser Statuten aufgeführte Bedeutung.	Transfer Agent	13	The term Transfer Agent has the meaning assigned to it in Article 8 para. 3 of these Articles of Association.
Zusammenschluss	14	Zusammenschluss bedeutet, wenn im Rahmen dieser Statuten in Bezug auf die Gesellschaft oder einen Nahestehenden Aktionär der Gesellschaft verwendet:	Business Combination	14	Business Combination, when used in these Articles of Association in reference to the Company and any Interested Shareholder of the Company, means:

(a)      Jede Fusion oder andere Form des Zusammenschlusses der Gesellschaft oder einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, mit (1) dem Nahestehenden Aktionär oder (2) einer anderen Kapitalgesellschaft, rechts- oder nicht-rechtsfähigen Personengesellschaft oder einem anderen Rechtsträger, soweit diese Fusion oder andere Form des Zusammenschlusses durch den Nahestehenden Aktionär verursacht worden ist und als Folge dieser Fusion oder anderen Form der Zusammenschlusses Artikel 19(f) und Artikel 20 Abs. 3 dieser Statuten (sowie jede der dazu gehörigen Definition in Artikel 35 dieser Statuten) oder im Wesentlichen gleiche Bestimmungen wie Artikel 19(f), Artikel 20 Abs. 3 und die dazugehörigen Definitionen in Artikel 35 dieser Statuten auf den überlebenden Rechtsträger nicht anwendbar sind;

(a)       Any merger or consolidation of the Company or any direct or indirect majority-Owned subsidiary of the Company with (1) the Interested Shareholder or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder and as a result of such merger or consolidation Article 19(f) and Article 20 para. 3 of these Articles of Association (including the relevant definitions in Article 35 of these Articles of Association pertaining thereto) or a provision substantially the same as such Article 19(f) and Article 20 para. 3 (including the relevant definitions in Article 35) are not applicable to the surviving entity;

(b)     jeder Verkauf, Vermietung oder Verpachtung, hypothekarische Belastung oder andere Verpfändung, Übertragung oder andere Verfügung (ob in einer oder mehreren Transaktionen), einschliesslich im Rahmen eines Tauschs, von Vermögenswerten der Gesellschaft oder einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, an einen Nahestehenden Aktionär (ausser soweit der Zuerwerb unter einer der genannten Transaktionen proportional als Aktionär erfolgt), soweit diese Vermögenswerte einen Marktwert von 10% oder mehr entweder des auf konsolidierter Basis aggregierten Marktwertes aller Vermögenswerte der Gesellschaft oder des aggregierten Marktwertes aller dann ausgegebenen Aktien haben, unabhängig davon, ob eine dieser Transaktionen Teil einer Auflösung der Gesellschaft ist oder nicht;

(b)       any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-Owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the Shares then in issue;

(c)     jede Transaktion, die dazu führt, dass die Gesellschaft oder eine direkte oder indirekte Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, Aktien oder Tochtergesellschafts-Aktien an den Nahestehenden Aktionär ausgibt oder überträgt, es sei denn (1) aufgrund der Ausübung, des Tauschs oder der Wandlung von Finanzmarktinstrumenten, die in Aktien oder Aktien einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, ausgeübt, getauscht oder gewandelt werden können, vorausgesetzt, die betreffenden Finanzmarktinstrumente waren zum Zeitpunkt, in dem der Nahestehende Aktionär zu einem solchem wurde, bereits ausgegeben; (2) als Dividende oder Ausschüttung an alle Aktionäre, oder aufgrund der Ausübung, des Tauschs oder der Wandlung von Finanzmarktinstrumenten, die in Aktien oder Aktien einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, ausgeübt, getauscht oder gewandelt werden können, vorausgesetzt, diese Finanzinstrumente werden allen Aktionäre anteilsmässig ausgegeben, nachdem der Nahestehende Aktionär zu einem solchem wurde; (3) gemäss einem Umtauschangebot der Gesellschaft, Aktien von allen Aktionären zu den gleichen Bedingungen zu erwerben; oder (4) aufgrund der Ausgabe oder der Übertragung von Aktien durch die Gesellschaft; vorausgesetzt, dass in keinem der unter (2) bis (4) genannten Fällen der proportionale Anteil des Nahestehenden Aktionärs an den Aktien erhöht werden darf;

(c)       any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-Owned subsidiary of the Company of any Shares or shares of such subsidiary to the Interested Shareholder, except (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares or the shares of a direct or indirect majority-Owned subsidiary of the Company which securities were in issue prior to the time that the Interested Shareholder became such; (2) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares or the shares of a direct or indirect majority-Owned subsidiary of the Company which security is distributed, pro rata, to all shareholders subsequent to the time the Interested Shareholder became such; (3) pursuant to an exchange offer by the Company to purchase Shares made on the same terms to all holders of said Shares; or (4) any issuance or transfer of Shares by the Company; provided, however, that in no case under (2)–(4) above shall there be an increase in the Interested Shareholder’s proportionate interest in the Shares;

(d)     jede Transaktion, in welche die Gesellschaft oder eine direkte oder indirekte Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, involviert ist, und die direkt oder indirekt dazu führt, dass der proportionale Anteil der vom Nahestehenden Aktionär gehaltenen Aktien, in Aktien wandelbare Obligationen oder Tochtergesellschafts-Aktien erhöht wird, ausser eine solche Erhöhung ist nur unwesentlich und die Folge eines Spitzenausgleichs für Fraktionen oder eines Rückkaufs oder einer Rücknahme von Aktien, soweit diese(r) weder direkt noch indirekt durch den Nahestehenden Aktionär verursacht wurde; oder

(d)       any transaction involving the Company or any direct or indirect majority-Owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate interest in the Shares, or securities convertible into the Shares, or in the shares of any such subsidiary which is Owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any Shares not caused, directly or indirectly, by the Interested Shareholder; or

(e)    jede direkte oder indirekte Gewährung von Darlehen, Vorschüssen, Garantien, Bürgschaften, oder garantieähnlicher Verpflichtungen, Pfändern oder anderen finanziellen Begünstigungen (mit Ausnahme einer solchen, die gemäss den Unterabschnitten (a) – (d) dieses Artikels 35 Abs. 14 ausdrücklich erlaubt ist sowie einer solchen, die proportional an alle Aktionäre erfolgt) durch die oder über die Gesellschaft oder eine direkte oder indirekte Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, an den Nahestehenden Aktionär;

(e)       any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subsections (a)–(d) of this Article 35 para. 14) provided by or through the Company or any direct or indirect majority-Owned subsidiary of the Company.

Abschnitt 9: Übergangsbestimmungen	Section 9: Transitional Provisions

	Artikel 36		Article 36
Sacheinlage

Die Gesellschaft übernimmt bei der Kapitalerhöhung vom           von der Transocean Inc. in Grand Cayman, Cayman Islands (Transocean Inc.), gemäss Sacheinlagevertrag vom         (Sacheinlagevertrag)      Aktien (ordinary shares) der Transocean Inc. Diese Aktien werden zu einem Übernahmewert von insgesamt CHF      übernommen. Als Gegenleistung für diese Sacheinlage gibt die Gesellschaft einem Umtauschagenten, handelnd auf Rechnung der Aktionäre der Transocean Inc. im Zeitpunkt unmittelbar vor Vollzug des Sacheinlagevertrages und im Namen und auf Rechnung der Transocean Inc., insgesamt      voll einbezahlte Aktien mit einem Nennwert von insgesamt CHF     aus. Die Gesellschaft weist die Differenz zwischen dem totalen Nennwert der ausgegebenen Aktien und dem Übernahmewert der Sacheinlage im Gesamtbetrag von CHF      den Reserven der Gesellschaft zu.

Contribution in Kind

In connection with the capital increase of       , and in accordance with the contribution in kind agreement dated as of          (the Contribution in Kind Agreement), the Company acquires     ordinary shares of Transocean Inc., Grand Cayman, Cayman Islands (Transocean Inc.). The shares of Transocean Inc. have a total value of CHF    . As consideration for this contribution, the Company issues to an exchange agent, acting for the account of the holders of ordinary shares of Transocean Inc. outstanding immediately prior to the completion of the Contribution in Kind Agreement and in the name and the account of Transocean Inc, a total of     Shares with a total par value of CHF    . The difference between the aggregate par value of the issued Shares and the total value of the contribution in the amount of CHF     is allocated to the reserves of the Company.

____________________

Zug,	Zug,

Exhibit D

ORGANIZATIONAL REGULATIONS

dated as of October 8, 2008

of

Transocean Ltd.,

a Swiss corporation with its registered office in Zug

D-i

ARTICLE 1 SCOPE AND BASIS

Section 1.01.	Basis.
Section 1.02.	Group.
Section 1.03.	Organization.
Section 1.04.	Interpretation.

ARTICLE 2 CORPORATE ORGANIZATION

ARTICLE 3 THE BOARD

Section 3.01.	Constitution.
Section 3.02.	Board Composition.
Section 3.03.	Powers and Duties.
Section 3.04.	Delegation of Management.
Section 3.05.	Meetings.
Section 3.06.	Attendance Quorum; Resolutions and Minutes.
Section 3.07.	Information and Reporting.
Section 3.08.	Compensation.
Section 3.09.	Conflicts of Interest.

ARTICLE 4 CHAIRMAN AND VICE-CHAIRMAN

Section 4.01.	Power and Duties.
Section 4.02.	Authority.

ARTICLE 5 BOARD COMMITTEES

Section 5.01.	General.
Section 5.02.	Individual Committees.

ARTICLE 6 EXECUTIVE MANAGEMENT | CHIEF EXECUTIVE OFFICER

Section 6.01.	Executive Management | Powers and Duties.
Section 6.02.	Reporting.

ARTICLE 7 EXECUTIVE MANAGEMENT | OFFICERS

D-ii

Section 7.01.	Composition.
Section 7.02.	Powers and Duties.
Section 7.03.	Term of Office.

ARTICLE 8 FISCAL YEAR

Section 8.01.	Determination.

ARTICLE 9 GOVERNANCE DURING THE SPECIFIED PERIOD

Section 9.01.	Applicability.
Section 9.02.	Definitions.
Section 9.03.	Directors.
Section 9.04.	Officers.

ARTICLE 10 GENERAL PROVISIONS

Section 10.01.	Signatory Power.
Section 10.02.	Insurance.

ARTICLE 11 FINAL PROVISIONS

Section 11.01.	Effectiveness.
Section 11.02.	Change of or Amendments to these Organizational Regulations.

D-iii

ARTICLE 1

SCOPE AND BASIS

Section 1.01.      Basis. These Organizational Regulations (the Organizational Regulations) are enacted by the Board of Directors of Transocean Ltd. (the Company) pursuant to article 716b of the Swiss Code of Obligations (the CO) and Articles 24, 26, 27 and 28 of the Company’s articles of association (the Articles of Association). The Organizational Regulations govern the internal organization and the duties, powers and responsibilities of the executive bodies of the Company (as defined below).

Section 1.02.      Group. The Company is the holding company of an international group of companies active in businesses that are involved in offshore contract drilling services for oil and gas wells, oil and gas drilling management services, drilling engineering services and drilling project management services and oil and gas exploration and production activities. The executive bodies of the Company shall duly respect the legal independence of all Group companies and the local law applicable to them.

Section 1.03.      Organization. For the purposes of these Organizational Regulations, the Group shall mean the Company and its Subsidiaries, whereby Subsidiaries means all companies in which the Company holds directly or indi-rectly a majority of the voting rights or has the right to appoint a majority of the members of the Board.

Section 1.04.	Interpretation.
(a)	Words importing the singular number shall also include the plural number and vice-versa.
(b)	Words importing the masculine gender shall also include the fe-minine gender.

ARTICLE 2

CORPORATE ORGANIZATION

The Company shall have the following functions and committees:

(a)        the Board of Directors (the Board);

(b)        the chairman of the Board (the Chairman);

(c)        the board committees established from time to time pursuant to these Organizational Regulations (the Board Committees);

(d)        the chief executive officer of the Company (the Chief Executive Officer); and

(e)        the Executive Management of the Company (the Executive Management).

ARTICLE 3

THE BOARD

Section 3.01.      Constitution. The Board shall elect from among its members one Chairman. It may elect one or more Vice-Chairmen. It shall fur-ther appoint a Secretary who need not be a member of the Board. The Secre-tary shall keep the minutes of the General Meetings of Shareholders and the meetings of the Board and give notice of such meetings and shall perform like duties for the committees of the Board when so required. In the case of the ab-sence or inability to act of the Secretary, any Assistant Secretary (or, in the case of keeping minutes of the General Meeting of Shareholders or the meetings of the Board, any other person designated by the presiding officer of such meeting) may act in the Secretary’s place.

Section 3.02.      Board Composition. In selecting candidates for Board membership the Board shall give due consideration the governance framework set forth in the Corporate Governance Guidelines of the Company.

Section 3.03.	Powers and Duties.

(a)        The Board is the ultimate executive body of the Company and shall determine the principles of the business strategy and policies. The Board shall exercise its function as required by law, the Articles of Association and these Organizational Regulations.

(b)        The Board shall be authorized to pass resolutions on all matters that are not reserved to the General Meeting of Shareholders or to other execu-tive bodies by applicable law, the Articles of Association or these Organizational Regulations.

(c)	In particular, the Board has the following powers and duties:

(i)        the ultimate direction of the Company and the issuance of the necessary guidelines in accordance with applicable law and regula-tions;

(ii)        the determination of the Company’s organizational struc-ture, including the promulgation and the amendment of these Organiza-tional Regulations;

(iii)	the determination of the Company’s accounting principles, financial control and financial planning;

(iv)       the ultimate supervision of the persons entrusted with the management of the Company, in particular with regard to their compliance with applicable law, the Articles of Association, these Organiza-tional Regulations and other applicable instructions and guidelines;

(v)        the review and approval of the business report and the fi-nancial statements of the Company as well as the preparation of the General Meeting of Shareholders and the implementation of its resolu-tions;

(vi)       the adoption of resolutions concerning an increase in the share capital of the Company to the extent that such power is vested in the Board (article 651 para. 4 CO) and of resolutions concerning the con-firmation of capital increases and corresponding amendments to the Arti-cles of Association, as well as making the required report on the capital increase;

(vii)      the notification of the court if the liabilities of the Company exceed the assets of the Company (article 725 CO);

(viii)	the establishment of the Company’s dividend policy;

(ix)       the proposal to the General Meeting of Shareholders of candidates for election or re-election to the Board, upon recommendation of the Corporate Governance Committee;

(x)	the response to any takeover offer for the Company;
(xi)	the establishment of any code of ethics and business practice;
(xii)	the determination of any membership and terms of refer-ence of any Board Committees;

(xiii)     the approval of any agreements to which the Company is a party relating to mergers, demergers, transformations and/or transfer of assets, to the extent required pursuant to the Swiss Merger Act;

(xiv)     the appointment and removal of the Chairman (giving due consideration to the governance framework set forth in Article 9 of these Organizational Regulations and in the Corporate Governance Guidelines of the Company)

and the Secretary, the members of Board Committees and the Executive Management, as well as the determination of their signatory power (see Section 10.01);

(xv)	the approval of the annual investment and operating budget;
(xvi)	the approval of share buybacks of the Company.

Section 3.04.      Delegation of Management. To the extent permitted by applicable law and stock exchange rules, the Board herewith delegates, in the sense of article 716b CO, all other duties, including the preparation and implementation of the Board resolutions as well as the supervision of particular aspects of the business and the management of the Company, to the Chief Execu-tive Officer.

Section 3.05.	Meetings.

(a)        The Board shall meet together for the dispatch of business, con-vening, adjourning and otherwise regulating its meetings as it thinks fit. The Board shall give due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company.

(b)        Regularly scheduled meetings of the Board may be held at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman, the CEO, the President or a majority of the Board. Any member of the Board may request that the Chairman convene a meeting as soon as practicable, subject to provid-ing a reason for so requesting a meeting.

(c)        No notice need be given of any regular meeting of the Board or of any adjourned meeting of the Board. No notice need be given to any Director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice. Notices need not state the purpose of the meeting. Atten-dance of a Director at any meeting shall constitute a waiver of notice of such meeting, except when a Director attends and makes it known that he is attend-ing for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully convened, and such purpose is duly recorded in the minutes of such meeting.

(d)        Notice of each special meeting of the Board shall be given to each Director either by first class United States mail, or if notice is sent off from a country other than the United States of America, by a mail service equivalent to first class United States mail, at least three days before the meeting, by “overnight” or other express delivery service at least two days before the meet-ing, or by telegram, telex, cable, telecopy, facsimile, personal written delivery, e-mail or telephone at least one day before the meeting. Any notice given by tele-phone shall be immediately confirmed by telegram, telex, cable, telecopy, fac-simile, or e-mail. Notices are deemed to have been given: by mail, when de-posited in the mail with postage prepaid; by “overnight” or other express delivery service, the day after sending; by telegram, telex, or cable, at the time of send-ing; by telecopy or facsimile, upon receipt of a transmittal confirmation; and by personal delivery, e-mail or telephone, at the time of delivery. Written notices shall be sent to a Director at the address or e-mail address designated by such Director for that purpose or, if none has been so designated, at such Director’s last known residence, business or e-mail address. Notices need not state the purpose of the meeting.

(e)        Any one or more Directors or any committee thereof may partici-pate in a meeting of the Board or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.06.	Attendance Quorum; Resolutions and Minutes.

(a)        The attendance quorum necessary for the transaction of the business of the Board shall be a majority of the whole Board. No attendance quorum shall be required for resolutions of the Board providing for the confirmation of a capital increase or for the amendment of the Articles of Association in connection therewith.

(b)        The Board shall pass its resolutions with the majority of the votes cast by the Directors present at a meeting at which the attendance quorum of Section 3.07 above is satisfied. The Chairman shall have no casting vote but shall have the same vote as each other Director.

(c)        Resolutions of the Board may be passed without a meeting by way of written consent by a majority of the whole Board, provided that no mem-ber of the Board requests oral deliberations. A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors (including signed copies sent by facsimile or email) shall be as valid and effectual as if it had been passed at a meeting of the Board or commit-tee, as the case may be, duly convened and held.

(d)        The Board shall cause minutes to be made for the purpose of re-cording the proceedings at all meetings of the Company and the Directors and of committees of the Board. The minutes shall be signed by the acting chairman and the secretary and must be approved by the Board.

Section 3.07.	Information and Reporting.

(a)        At Board meetings, each member of the Board is entitled to re-quest and receive from other Directors and from the CEO information on all af-fairs of the Company.

(b)        Outside of Board meetings, each Director may request information from the CEO on the general course of business and, upon approval of the Chairman, each Director may obtain information on specific transactions and/or access to business documents.

Section 3.08.      Compensation. Each Director shall be entitled to receive as compensation for such Director’s services as a Director or committee member or for attendance at meetings of the Board or committees, or both, such amounts (if any) as shall be fixed from time to time by the Board or the Corporate Governance Committee. In determining Directors’ compensation, the Board shall give due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company as well as the recommendations of the Corporate Governance Committee. Each Director shall be entitled to reimbursement for reasonable traveling expenses incurred by such Director in attending any such meeting.

Section 3.09.	Conflicts of Interest.

(a)        A Director may hold any other office (other than as an outside auditor of the Company) or place of profit under the Company in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

(b)        A Director may act by himself or for his firm in a professional ca-pacity for the Company (other than as an outside auditor of the Company), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided, however, that (i) he has disclosed his interest in the transaction at the first meeting held to consider the transaction or as soon thereafter as he becomes interested in the transaction, and (ii) that any profes-sional services by a Director or his firm for the account of the Company shall be made at arm’s length terms.

(c)        A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder, member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

(d)        Subject to any applicable law or regulation to the contrary, a Di-rector shall not be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested or be liable to be avoided, nor shall any Director so contracting or being so in-terested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduci-ary relation thereby established; provided, however, that (i) he has disclosed his interest in the transaction at the first meeting held to consider the transaction or as soon thereafter as he becomes interested in the transaction and (ii) he com-plies with the duty to abstain as set forth below in Section 3.10(e) below.

(e)        Directors shall disclose any Conflicting Interest at a meeting of the Board and abstain from exercising their voting rights in matters involving a Conflicting Interest (as defined below). If a Board member is required to abstain from voting in a matter, he shall not be counted in the quorum of the meeting in question. In addition, such Director shall use his best efforts to ensure that he does not receive any confidential information with respect to such transaction.

(f)        Conflicting Interest shall mean the special interest the Director has with respect to a transaction due to the fact that the Director or a Related Person has a financial or non-financial interest in, or is otherwise closely linked to, the transaction, and such interest is of such significance to the Director or a Related Person that the interest would reasonably be expected to interfere with the Director’s judgment if he were called upon to vote on the transaction.

(g)	Related Person of a Director means:

(i)        the spouse (or a parent or sibling thereof) of the Director, or a child, grandchild, sibling, parent (or spouse of any thereof) of the Director, or an individual having the same home as the Board member, or trust or estate of which an individual specified in this Section 3.09(g)(i) is a substantial beneficiary;

(ii)	a trust, estate, incompetent or minor of which the Director is a trustee, administrator or guardian; or

(iii)       one of the following persons or entities: (1) an entity of which the Director is a director, general partner, agent, major shareholder or employee; (2) a person that controls one or more of the entities specified in subclause (1) or an entity that is controlled by, or is under common control with, one or more of the entities specified in sub-clause (1); or (3) an individual who is a general partner, principal or em-ployer of the Director.

ARTICLE 4

CHAIRMAN AND VICE-CHAIRMAN

Section 4.01.      Power and Duties. The Chairman of the Board shall preside at all meetings of the Board. Further, the Chairman has the following powers and duties:

(a)        contact with the CEO between Board meetings in order to be in-formed about important business developments;

(b)	preparing the agenda for the General Meetings of Shareholders and Board meetings;
(c)	presiding over the General Meetings of Shareholders and Board meetings;
(d)	informing the full Board without delay of material extraordinary events; and

(e)        any other matters reserved by law, the Articles of Association or these Organizational Regulations to the Chairman.

Section 4.02.      Authority. Should the Chairman be unable or unavail-able to exercise his functions, his functions shall be assumed by the Vice Chairman, if one has been elected, or if the latter has not been elected or should be unable or unavailable, another Director appointed by the Board.

ARTICLE 5

BOARD COMMITTEES

Section 5.01.	General.

(a)        The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors, as designated by the Board. The Board may designate one or more alternate Directors as members of any committee, who may replace any absent member at any meeting of the committee. In the absence of a member of a committee, the member or members thereof present at any meet-ing and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent member. At all meetings of any committee, a majority of its members (or the member, if only one) shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the Articles of Association or these Organizational Regulations. The Board shall have the power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

(b)        Section 3.06(b) through (d) above with respect to notice of, and participation in, meetings of the Board shall apply also to meetings of commit-tees, unless different provisions shall be prescribed by the Board. Each commit-tee shall serve at the pleasure of the Board. It shall keep minutes of its meet-ings and report the same to the Board when required and shall observe such procedures as are prescribed by the Board.

(c)        Any committee of the Board, to the extent provided by the provi-sions set forth herein but subject to any limitation imposed by the Swiss Code of Obligations, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.

Section 5.02.      Individual Committees. The committees of the Board shall be the Audit Committee, the Executive Compensation Committee, the Fi-nance and Benefits Committee and the Corporate Governance Committee and any other committees designated by the Board.

ARTICLE 6

EXECUTIVE MANAGEMENT | CHIEF EXECUTIVE OFFICER

Section 6.01.      Executive Management | Powers and Duties. Subject to applicable law, regulations and stock exchange rules, the day-to-day executive management of the Company shall be the responsibility of the Chief Executive Officer. If the President shall not be designated the Chief Executive Officer of the Company, such President shall have such authority and perform such duties as may be prescribed from time to time by the Board or the Chief Executive Officer. The Chief Executive Officer shall have the primary responsibility for the Executive Management of the Company, and shall directly report to the Board.

Section 6.02.      Reporting. The Chief Executive Officer shall regularly in-form the Board at the Board meetings on the current course of business and all major business matters of the Company.

ARTICLE 7

EXECUTIVE MANAGEMENT | OFFICERS

Section 7.01.      Composition. The officers of the Company shall be chosen by the Board and shall include a Chief Executive Officer, a President and one or more Vice Presidents (who may be further classified by such descriptions as “Executive,” “Senior” or “Assistant” as determined by the Board), and such other officers, as the Board may deem necessary or appropriate. The Board may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person’s authority and duties. Any person may hold at one time two or more offices. Each officer shall have such authority and perform such duties, in addition to those specified in these Articles, as may be prescribed by the Board from time to time.

Section 7.02.      Powers and Duties. The Executive Management sup-ports the Chief Executive Officer in the discharge of his powers and duties. It has consultative and coordinating functions.

Section 7.03.      Term of Office. Each officer shall hold office for the term for which appointed by the Board, and until the person’s successor has been appointed and qualified or until such person’s earlier resignation or removal. Any officer may be removed by the Board, with or without cause. The election or appointment of an officer shall not in and of itself create contractual rights against the Company. Any officer may resign at any time by giving written notice to the Board or the Secretary. Any such resignation shall take effect at the time speci-fied therein or, if such time is not specified therein, then upon receipt of such notice, and, unless otherwise specified therein, the acceptance of such resigna-tion shall not be necessary to make it effective.

ARTICLE 8

FISCAL YEAR

Section 8.01.	Determination. The fiscal year of the Company shall start on January 1 and end on December 31.

ARTICLE 9

GOVERNANCE DURING THE SPECIFIED PERIOD

Section 9.01.      Applicability. The provisions of this Article 9 shall apply during the Specified Period notwithstanding any other provision in these Organ-izational Regulations, except to the extent a majority of each of the Designated GlobalSantaFe Directors and the Designated Transocean Directors (each as defined below) resolve that any provision or provisions in this Article 9 shall not apply. In the event of any conflict between the provisions of this Article 9 and any other provision of these Organizational Regulations, the provisions of this Article 9 control. No inference that no conflict exists shall be drawn by virtue of the absence of a reference to this Article 9 (or any restriction set forth herein) in any other particular provision of these Organizational Regulations. After the Specified Period, the provisions in this Article 9 shall be of no further force and effect.

Section 9.02.	Definitions. As used in this Article 9, the following terms shall have the following meanings:

(a)        Designated GlobalSantaFe Director means (i) those seven members of the GlobalSantaFe Corporation Board designated by GlobalSan-taFe Corporation to serve as Directors of Transocean Inc., a company organized under the laws of the Cayman Islands (TI), at the Effective Time and any re-placement of any such Director serving at the Redomestication Effective Time; and (ii) any Replacement GlobalSantaFe Director;

(b)        Designated Transocean Director means (i) those seven Direc-tors of TI designated by TI to serve as Directors of TI at the Effective Time and any replacement of any such Director serving at the Redomestication Effective Time and (ii) any Replacement Transocean Director;

(c)        Effective Time means November 27, 2007;

(d)        Redomestication Effective Time means the time of filing the or-ders of the Grand Court of the Cayman Islands sanctioning the schemes of ar-rangement in the matter of TI and Transocean Cayman Ltd., respectively, with the Registrar of Companies of the Cayman Islands;
(e)	Replacement GlobalSantaFe Director has the meaning speci-fied in Section 9.03(b);
(f)	Replacement Transocean Director has the meaning specified in Section 9.03(b); and

(g)        Specified Period means the period commencing at the Redo-mestication Effective Time and ending on November 27, 2009.

Section 9.03.	Directors.

(a)        At the Redomestication Effective Time, the Board of the Com-pany will consist of 14 members, including seven Transocean Designated Direc-tors and seven GlobalSantaFe Designated Directors, with such persons allo-cated as follows: (i) three Designated Transocean Directors and three Desig-nated GlobalSantaFe Directors allocated to the class of Directors whose term expires at the Annual General Meeting of the Company to be held in 2009, (ii) two Designated Transocean Directors and two Designated GlobalSantaFe Directors allocated to the class of Directors whose term expires at the Annual General Meeting of the Company to be held in 2010 and (iii) two Designated Transocean Directors and two Designated GlobalSantaFe Directors allocated to the class of Directors whose term expires at the Annual General Meeting of the Company to be held in 2011. At the Redomestication Effective Time, Robert E. Rose, or any other person duly holding such position in accordance with the articles of association of TI immediately prior to the Redomestication Effective Time, will be the Chairman of the Board of the Company. During the Specified Period, the removal, replacement or appointment of a new Chairman of the Board shall require a two-thirds vote of the entire Board. At the Redomestica-tion Effective Time, the membership of each committee of the Board will consist of an equal number of Designated Transocean Directors and Designated GlobalSantaFe Directors. During the Specified Period, (i) the Chairman of the Audit Committee of the Board of the Company shall be a Designated GlobalSan-taFe Director, (ii) the Chairman of the Corporate Governance Committee of the Board shall be a Designated Transocean Director, (iii) the Chairman of the Fi-nance and Benefits Committee of the Board shall be a Designated Transocean Director and (iv) the Chairman of the Executive Compensation Committee of the Board shall be a Designated GlobalSantaFe Director. From and after the Redomestication Effective Time, each person designated as a Director shall, sub-ject to the power of the General Meeting of Shareholders in connection with the election of directors, serve as a Director until such person’s successor shall be elected and qualified or such person’s earlier death, resignation or removal.

(b)        The Board shall use all reasonable best efforts to maintain the al-locations and appointments set forth in this Article 9 during the Specified Period, and Board shall not nominate or fail to nominate any person contrary to the allo-cations set forth in this Article 9 or take any other action designed to or which would reasonably be expected to alter such allocations. In the event that a Designated Transocean Director or a Designated GlobalSantaFe Director shall die, resign, be removed from or otherwise fail to serve on the Board during the Specified Period, the remaining Designated Transocean Directors or Designated GlobalSantaFe Directors, as the case may be, shall designate such Director’s replacement (a Replacement Transocean Director or a Replacement GlobalSantaFe Director, as the case may be, and any Replacement Trans-ocean Director shall be deemed a Designated Transocean Director and any Re-placement GlobalSantaFe Director shall be deemed a Designated GlobalSan-taFe Director) as a candidate for election to the Board by the next Annual General Meeting of Shareholders to the extent such meeting occurs within the Specified Period, unless a majority of such group of Directors determines in their sole discretion not to replace any such Director. With respect to those Desig-nated Transocean Directors appointed to a class of Directors the term of which expires prior to the end of the Specified Period, a majority of the Designated Transocean Directors shall have the power (which power may be delegated in whole or in part by such Directors to any committee of such Directors) to deter-mine whether any such Designated Transocean Director shall be included on the list of nominees for Director presented by the Board and for which such Board shall solicit proxies at the Annual General Meeting of Shareholders of the Company following the Redomestication Effective Time at which Directors are elected for such class, and in the event that the Designated Transocean Direc-tors so determine not to include any such Designated Transocean Director on such list of nominees, a majority of the Designated Transocean Directors shall have the power to designate the person who will be included on such list of nominees for Director presented by the Board of the Company and for which such Board shall solicit proxies at such Annual General Meeting of Shareholders of the Company (and, upon election, such replacement shall constitute a Designated Transocean Director). With respect to those Designated GlobalSantaFe Directors appointed to a class of Directors the term of which expires prior to the end of the Specified Period, a majority of the Designated GlobalSantaFe Direc-tors shall have the power (which power may be delegated in whole or in part by such Directors to any committee of such Directors) to determine whether any such Designated GlobalSantaFe Director shall be included on the list of nomi-nees for Director presented by the Board and for which such Board shall solicit proxies at the Annual General Meeting of Shareholders of the Company follow-ing the Redomestication Effective Time at which Directors are elected for such class, and in the event that the Designated GlobalSantaFe Directors so deter-mine not to include any such Designated GlobalSantaFe Director on such list of nominees, a majority of the Designated GlobalSantaFe Directors shall have the power to designate the person who will be included on such list of nominees for Director presented by the Board and for which such Board shall solicit proxies at such Annual General Meeting of Shareholders (and, upon election, such re-placement shall constitute a Designated GlobalSantaFe Director).

Section 9.04.	Officers.

(a)        At the Redomestication Effective Time, Robert L. Long, or any other person duly holding such position in accordance with the articles of association of TI immediately prior to the Redomestication Effective Time, will be the CEO of the Company. The removal, replacement or appointment of any person as CEO of the Company shall require a two-thirds vote of the entire Board dur-ing the Specified Period.

(b)        At the Effective Time, Jon A. Marshall was the President and Chief Operating Officer of the Company. Mr. Marshall resigned in April 2008, and Steven L. Newman was appointed as his replacement. At the Redomestication Effective Time, Mr. Newman, or any other person duly holding such posi-tion in accordance with the articles of association of TI immediately prior to the Redomestication Effective Time, will be the President and Chief Operating Offi-cer of the Company. The removal, replacement or appointment of any person as President and Chief Operating Officer of the Company shall require a two-thirds vote of the entire Board during the Specified Period.

ARTICLE 10

GENERAL PROVISIONS

Section 10.01.    Signatory Power. The Directors, officers and other persons authorized to represent the Company and the Subsidiaries shall have single or joint signatory power, as determined appropriate by the Board.

Section 10.02.    Insurance. The Company may procure directors’ and officers’ liability insurance for the Directors and for officers of the Company. Any costs of insurance shall be charged to the Company or its Subsidiaries.

ARTICLE 11

FINAL PROVISIONS

Section 11.01.    Effectiveness. These Organizational Regulations shall become effective upon approval by the Board.

Section 11.02.    Change of or Amendments to these Organizational Reg-ulations. Any change of or amendment to these Organizational Regulations shall only be valid if the Board approved such change or amendment with the attendance quorum and the majority as set forth in Section 3.07(a), (b) and (c), respectively; provided, however, that, during the Specified Period, any change or waiver of or amendment to Article 9 of these Organizational Regulations shall only be valid if such change, waiver or amendment is also approved by a major-ity of the Designated Transocean Directors and a majority of the Designated GlobalSantaFe Directors.

SO RESOLVED as of October 8, 2008.

______________________

Exhibit E

Stock Plans

Amended and Restated Employee Stock Purchase Plan of Transocean Inc.

Amended and Restated Long-Term Incentive Plan of Transocean Inc.

Deferred Compensation Plan of Transocean Offshore Inc., as amended and restated effective January 1, 2000

Sedco Forex Employees Option Plan of Transocean Sedco Forex Inc. effective December 31, 1999

1997 Long-Term Incentive Plan of Reading & Bates Corporation

1998 Employee Long-Term Incentive Plan of R&B Falcon Corporation

1998 Director Long-Term Incentive Plan of R&B Falcon Corporation

1999 Employee Long-Term Incentive Plan of R&B Falcon Corporation

1999 Director Long-Term Incentive Plan of R&B Falcon Corporation

Global Marine Inc. 1990 Non-Employee Director Stock Option Plan, as amended

GlobalSantaFe Corporation 1997 Long-Term Incentive Plan

GlobalSantaFe Corporation 1998 Stock Option and Incentive Plan

GlobalSantaFe Corporation 2001 Non-Employee Director Stock Option and Incentive Plan

GlobalSantaFe Corporation 2001 Long-Term Incentive Plan

GlobalSantaFe 2003 Long-Term Incentive Plan (as Amended and Restated Effective June 7, 2005)